UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Gen-Probe Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10210 Genetic Center Drive
San Diego, California 92121

Dear Fellow Stockholders:

You are cordially invited to attend our Company’s Annual Meeting of Stockholders on Thursday, May 31, 2007 at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121. The formal meeting will begin at 10:00 a.m., at which time I will ask you to vote on the following three proposals: Proposal 1: Election of two directors whose term of office will expire in 2010; Proposal 2: Approval of the Gen-Probe Incorporated 2007 Executive Bonus Plan; and Proposal 3: Ratification of Independent Auditors. Following the meeting, I will report on the Company’s business.

Your vote is very important to us. The items of business to be considered at the Annual Meeting are more fully described in the accompanying proxy statement. Please review the enclosed proxy materials and send in your vote today.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

10210 Genetic Center Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Gen-Probe Incorporated, a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 31, 2007 at 10:00 a.m. local time at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121, for the following purposes:

1. To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

2. To approve the Gen-Probe Incorporated 2007 Executive Bonus Plan.

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2007.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 9, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

San Diego, California
April 27, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3
SECURITY OWNERSHIP OF
EXECUTIVES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Grants of Plan-Based Awards
Outstanding Equity Awards At December 31, 2006
Option Exercises and Stock Vested
Employment Agreements with Executive Officers
Related-Person Transactions Policy and Procedures
CERTAIN RELATED PERSON TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
Appendix A

GEN-PROBE INCORPORATED
10210 Genetic Center Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
May 31, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gen-Probe Incorporated (sometimes referred to as the “Company” or “Gen-Probe”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 27, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 9, 2007 will be entitled to vote at the annual meeting. On this record date, there were 52,415,955 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2007 your shares were registered directly in your name with Gen-Probe’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors;

•	Approval of the Gen-Probe Incorporated 2007 Executive Bonus Plan; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2007.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, available for USA, Canada and Puerto Rico stockholders only, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 30, 2007 to be counted.

•	To vote on the Internet, go to http://www.proxyvoting.com/gpro to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 30, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gen-Probe. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide telephone and Internet proxy voting to allow you to vote your shares telephonically and on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from telephone companies and Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 9, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” the approval of the Gen-Probe Incorporated 2007 Executive Bonus Plan and “For” the ratification of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2007. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The solicitation of proxies may also be supplemented through the use of a proxy solicitation firm. If used, a proxy solicitation firm will receive a customary fee, which we estimate to be $10,000, plus out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Gen-Probe’s Corporate Secretary at 10210 Genetic Center Drive, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2007, to Gen-Probe’s Corporate Secretary at 10210 Genetic Center Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, then, pursuant to our Bylaws, you must do so by no later than February 16, 2008 and no earlier than January 17, 2008. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify Gen-Probe before February 16, 2008, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Except with respect to the election of directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. With respect to the election of directors, abstentions will have no effect and will not be counted towards the vote total for any nominee. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a proxy contest or matters that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals. Under Delaware law, a broker non-vote is counted as present for quorum purposes but is not considered to be entitled to vote on the specified matter.

How many votes are needed to approve each proposal?

•	For the election of directors, any director receiving the majority of votes cast in person or by proxy (number of shares voted “For” a director must exceed 50% of the number of votes cast with respect to that director’s election) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” and “Against” will affect the outcome. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 2, approval of the Gen-Probe Incorporated 2007 Executive Bonus Plan, must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2007, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares on the record date are present at the annual meeting in person or represented by proxy. On April 9, 2007, the record date, there were 52,415,955 shares outstanding and entitled to vote. Thus, the holders of 26,207,978 shares must be present in person or represented by proxy at the annual meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Gen-Probe’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.

The Board of Directors presently has eight members. On December 17, 2006, Dr. Brian A. McNamee announced that he would not stand for re-election as of the annual meeting. At a meeting held on April 10, 2007, the Board of Directors reduced the Board size to seven members effective as of the annual meeting.

There are two directors in the class whose term of office expires at the annual meeting. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s earlier death, resignation or removal. It is the Company’s policy to encourage our directors and nominees for director to attend our annual meetings of stockholders. All of our directors, except Dr. Laubach who was retiring as of the meeting date and Mr. Schneider, attended the 2006 Annual Meeting of Stockholders, including the nominees for election as a director at the 2006 Annual Meeting of Stockholders.

For the election of directors, any director receiving the majority of votes cast (number of shares voted “For” a director must exceed 50% of the number of votes cast in person or by proxy with respect to that director’s election) will be elected as a director, provided that if the number of nominees for director exceeds the number of directors to be elected (a “contested election”), directors are elected by a plurality of the votes properly cast in person or by proxy. The Company’s Bylaws require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders to promptly submit his or her resignation, with such resignation to be considered by the members of the Nominating and Corporate Governance Committee of the Board. Under Delaware law, an incumbent director who fails to receive the required votes “hold over,” or continues to serve as a director, until his or her successor is elected and qualified. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. A director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term of office and until his or her successor shall have been elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election to the Board of Directors
For a Three-Year Term Expiring at the
2010 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Mae C. Jemison, M.D.	50	Director
Armin M. Kessler	69	Director

Mae C. Jemison, M.D., has served as a director of the Company since March 2004. Dr. Jemison has been President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, since December 2000. She has also been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison founded and directs The Earth We Share, an international science camp for students ages 12 to 16 worldwide. She was a professor of Environmental Studies of Dartmouth College from 1996 to 2001. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic, Inc., a publishing company, Valspar Corporation and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences. Dr. Jemison is the Chairman of the Texas Product Development and Small Business Incubator Board and the Biotechnical and Life Science Industry Cluster for the State of Texas. Dr. Jemison received a B.S. in chemical engineering and fulfilled the requirements for an A.B. in African and Afro-American Studies from Stanford University in 1977, and received a doctorate degree in medicine from Cornell University in 1981.

Armin M. Kessler, has served as a director of the Company since November 2002. Mr. Kessler served as Chief Operating Officer of Hoffman-La Roche in Basel, Switzerland from 1990 to 1995. Prior to being appointed Chief Operating Officer, Mr. Kessler held several senior positions at Hoffman-La Roche, including head of the diagnostics and pharmaceutical divisions of the organization. Earlier positions in his career included Director of Pharmaceutical Marketing Worldwide for Novartis (formerly Sandoz) and President of Sandoz KK in Tokyo. Mr. Kessler currently serves on the board of Actelion Ltd, PRA International and The Medicines Company, and has served on the boards of Hoffman-La Roche, Syntex Chemicals and Genentech. Mr. Kessler received a degree in Physics and Chemistry from Pretoria University in South Africa, a degree in chemical engineering from the University of Cape Town, South Africa, a juris doctorate from Seton Hall University, and a Dr.hc. in Business Administration from the University of Pretoria.

The Board of Directors recommends a vote in favor of each named nominee.

Directors Continuing in Office until the
2008 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Raymond V. Dittamore	64	Director
Abraham D. Sofaer	68	Director
Phillip M. Schneider	51	Director

Raymond V. Dittamore, has served as a director of the Company since August 2002. Mr. Dittamore is a retired audit partner of the international accounting firm of Ernst & Young LLP. Mr. Dittamore retired from Ernst & Young in 2001 after 35 years of service with the firm, including 14 years as the managing partner of the firm’s San Diego office. His practice in San Diego focused on companies in the life sciences industry, and he was a collaborative editor for Ernst & Young’s annual biotechnology report. Mr. Dittamore is a member of the board of directors of Invitrogen Corporation, Qualcomm Incorporated and Digirad Corporation. Mr. Dittamore received a B.S. in accounting from San Diego State University.

Abraham D. Sofaer, has served as a director of the Company since August 2002. Since 1994, Mr. Sofaer has been the George P. Shultz Distinguished Scholar and Senior Fellow, The Hoover Institution, Stanford University. He previously served as a United States District Judge for the Southern District of New York, as the Legal Adviser for the United States Department of State, as a Professor at Columbia University School of Law, and as a partner in the New York law firm of Hughes, Hubbard & Reed. Mr. Sofaer is a member of the board of directors of two public companies, NTI, Inc. and Rambus, Inc., and four private companies: 3L&T, Inc. Neugenesis, IntelliGeneScan, Inc. and PLC Diagnostics. He received a B.A. in history from Yeshiva College and an L.L.B. from New York University School of Law.

Phillip M. Schneider, has served as a director of the Company since November 2002. Mr. Schneider is the former Chief Financial Officer of IDEC Pharmaceuticals Corporation. During his 15-year tenure at IDEC, he served as Senior Vice President and Chief Financial Officer where he played an integral role in the company’s growth. Prior to his association with IDEC, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation and was previously with KPMG, LLP. Mr. Schneider is a member of the board of directors of Micromet, Inc. and Targegen, Inc. Mr. Schneider holds an M.B.A. from the University of Southern California and a B.S. in biochemistry from the University of California at Davis.

Directors Continuing in Office until the
2009 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

John W. Brown	72	Director
Henry L. Nordhoff	65	Chairman, President and Chief Executive Officer

John W. Brown, has served as a director of the Company since December 2005. Mr. Brown has served as Chairman of the Board of Stryker Corporation, a worldwide leader in orthopedic medical devices, since January 1981. He was previously the President and Chief Executive Officer of Stryker from February 1977 to June 2003, and Chief Executive Officer of Stryker from June 2003 through December 2004. He is also a director of St. Jude Medical, Inc., the American Business Conference, an association of mid-size growth companies, and Chair of the Institute for Health Technology Studies. Mr. Brown received a bachelor’s degree in Chemical Engineering from Auburn University.

Henry L. Nordhoff, has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. Mr. Nordhoff is also a member of the board of directors of Mannkind Corporation.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: John W. Brown, Raymond V. Dittamore, Mae C. Jemison, M.D., Armin M.

Kessler, Brian A. McNamee, M.B.B.S., Phillip M. Schneider and Abraham D. Sofaer. In making this determination, the Board found that none of the directors or nominees for director, other than Mr. Nordhoff, has a material or other disqualifying relationship with the Company. Mr. Nordhoff, the Chairman, President and Chief Executive Officer of the Company, is not an independent director by virtue of his employment with the Company.

Meetings of the Board of Directors

The Board of Directors met eight times during 2006. All directors except Dr. Jemison and Dr. Laubach attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively. Dr. Laubach retired from the Board and service on the Audit Committee and the Compensation Committee as of May 17, 2006.

As required under applicable Nasdaq listing standards, in fiscal 2006, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of Gen-Probe Incorporated, Attention: Corporate Secretary, 10210 Genetic Center Drive, San Diego, California 92121.

Information Regarding Committees of the Board of Directors

During 2006, the Board had five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Special Awards Committee, and a Succession Planning Committee. The following table provides membership information as of December 31, 2006 and meeting information for fiscal 2006 for each of the Board committees:

Committee Members	Audit		Compensation		Governance		Awards		Succession (4)

John W. Brown(1)			X						X
Raymond V. Dittamore	X				X				X
Mae C. Jemison, M.D.(2)					X
Armin M. Kessler			X	*	X				X	*
Gerald D. Laubach, Ph.D.(3)
Brian A. McNamee, M.B.B.S.			X						X
Henry L. Nordhoff							X		X
Phillip M. Schneider	X	*
Abraham D. Sofaer	X				X	*
Total meetings in 2006	7		5		4		0	(†)	4

*	Committee Chairperson

(†)	The Special Awards Committee acted only by written consent during 2006.

(1)	Mr. Brown served on the Nominating and Corporate Governance Committee of the Board during 2006 until September 28, 2006.

(2)	Dr. Jemison served on the Compensation Committee of the Board during 2006 until September 28, 2006.

(3)	Dr. Laubach retired from the Board and service on the Audit Committee and the Compensation Committee as of May 17, 2006.

(4)	The Succession Planning Committee was dissolved at a meeting of the Board held on February 8, 2007 since the Committee had completed its primary objective of identifying and assisting in the selection of a Chief Operating Officer.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance, and assesses the qualifications, of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor; reviews the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s periodic filings with the Securities and Exchange Commission (“SEC”); reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; reviews earnings releases and financial information and guidance prior to public dissemination; oversees the internal audit function of the Company; and discusses with management and the independent auditors the results of the annual audits and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Mr. Schneider (Chairman), Mr. Dittamore and Mr. Sofaer. The Audit Committee met seven times during 2006.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Schneider and Mr. Dittamore each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Schneider’s and Mr. Dittamore’s level of knowledge and experience based on a number of factors, including their formal education and, in the case of Mr. Schneider, his experience as a chief financial officer for a public reporting company, and in the case of Mr. Dittamore, his experience as a partner with Ernst & Young LLP. In addition to the Company’s Audit Committee, Mr. Schneider also serves as Chairman of the Audit Committees of Micromet, Inc. and Targegen, Inc. In addition to the Company’s Audit Committee, Mr. Dittamore also serves as Chairman of the Audit Committees of Invitrogen Corporation and Digirad Corporation and as a member of the Audit Committee of Qualcomm Corporation. Mr. Sofaer also serves as a member of the Audit Committee of NTI, Inc. and Rambus, Inc. The Board of Directors has determined that such simultaneous service does not impair Mr. Schneider’s, Mr. Dittamore’s or Mr. Sofaer’s respective ability to effectively serve on the Company’s Audit Committee.

Report of the Audit Committee of the Board of Directors

Each member of the Audit Committee is an independent director as determined by the Company’s Board of Directors, based on Nasdaq listing rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirements for members of audit committees.

The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter specifies that the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the adequacy of the Company’s internal controls, corporate accounting, financial reporting practices and audits of financial statements;

•	the quality, integrity, and reliability of the Company’s financial statements and financial reports to the public;

•	the performance of the Company’s internal audit function; and

•	the independence, qualifications, and performance of the Company’s independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent auditors; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to ethics and conflicts of interests and review of the Company’s internal auditing program.

The Audit Committee met seven times during fiscal 2006. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s agenda is established by the Audit Committee’s chairman and the director of internal audit. The Audit Committee meetings include discussion of significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee’s meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the Company’s independent auditors, the Company’s director of internal audit, and the Company’s Chief Financial Officer.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

The Company has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, including assessment of internal controls.

The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as the Company’s independent auditors for the year ended December 31, 2006, and reviewed with senior members of the Company’s financial management team, the independent auditors, and the director of internal audit, the overall audit scope and plans and the results of internal and external audit examinations. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the Company’s stockholders, at the annual meeting, to ratify appointment of the independent auditors.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2006, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has concluded that Ernst & Young LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young LLP’s independence.

Taking all of these reviews and discussions into account, on February 7, 2007, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

Phillip M. Schneider, Chairman
Raymond V. Dittamore
Abraham D. Sofaer

Compensation Committee

The Compensation Committee is comprised of three directors: Mr. Kessler (Chairman), Mr. Brown, and Dr. McNamee. As of the date of the annual meeting, Dr. McNamee will depart from the Board and service on the Compensation Committee, and Mr. Dittamore will begin serving on the Compensation Committee. All members of the Company’s Compensation Committee are independent directors who are not employees of the Company or its subsidiaries. Please see the Company’s Compensation Discussion and Analysis (the “CD&A”) for more information regarding the duties and authority of the Compensation Committee. Commencing this year, the Compensation Committee also began to review with management the CD&A and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Vice President, Human Resources and the Company’s General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee has engaged Compensia as compensation consultants since 2005. Compensia has assisted the Company in:

•	evaluating the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia also conducted individual interviews with members of senior management and the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Compensia ultimately developed recommendations and metrics that were presented to the Compensation Committee for its consideration.

The Company does not have any relationship or arrangement with Compensia other than retaining Compensia as a compensation consultant.

Historically, the Compensation Committee has made most significant adjustments to annual compensation and determined bonus awards for executive officers of the Company, and established new performance objectives, at one or more meetings held during the first quarter of the year. Annual equity awards have historically been determined at a meeting held in the third quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of Compensia, including analyses of executive and director compensation paid at other companies identified by the consultant. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the CD&A section of this proxy statement.

In May 2005, the Compensation Committee recommended that the Board of Directors form a Special Awards Committee and delegate to the Special Awards Committee the authority to grant, at its discretion and without any further action required by the Board of Directors or the Compensation Committee, stock options and restricted stock awards to employees of the Company other than officers and other direct reports to the Chief Executive Officer. The Special Awards Committee is currently composed solely of Mr. Nordhoff. Under this original Board authorization, the number of options that may be granted by the Special Awards Committee at its discretion in any calendar year cannot exceed 10,000 in the aggregate, and the number of restricted stock awards cannot exceed 2,500 in the aggregate.

In October 2005, the Board of Directors authorized the Special Awards Committee to make the final determination concerning grants of stock options and restricted stock awards to be made to certain non-officer employees of the Company as of October 15, 2005 pursuant to targeted amounts and terms established by the Compensation Committee, with the aggregate grants not to exceed total amounts approved by the Compensation Committee. At the same time, the Board of Directors authorized the Special Awards Committee to make initial option grants to newly-hired and promoted employees, other than officers, on a standardized employment-grade basis. In May 2006, the Board of Directors again authorized the Special Awards Committee to make the final determination concerning grants of stock options and restricted stock awards to be made to certain non-officer employees of the Company as of August 15, 2006 pursuant to targeted amounts and terms established by the Compensation Committee, with the aggregate grants not to exceed total amounts approved by the Compensation Committee.

The purpose of the delegation of authority to the Special Awards Committee is to enhance the flexibility of equity incentive grants within the Company and to facilitate the timely grant of options to newly-hired and promoted employees, other than officers.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

Armin M. Kessler, Chairman
John W. Brown
Brian A. McNamee, M.B.B.S.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company. Four directors comprise the Nominating and Corporate Governance Committee: Mr. Sofaer (Chairman), Dr. Jemison, Mr. Kessler and Mr. Dittamore. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during 2006. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.gen-probe.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. To identify relationships and transactions that might impair such directors’ independence, the Nominating and Corporate Governance Committee relies on information supplied to the Company’s legal department by the Company’s executive officers and directors in the form of responses to annual questionnaires. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm to help identify new director candidates or may follow-up on suggestions received from members of the Board of Directors or other sources. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee

meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Board has not received or rejected a timely director nominee for election at the upcoming annual meeting from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee is not obligated to consider director candidates recommended by stockholders, but it may do so in its discretion if it believes consideration of a candidate would be in the Company’s best interests. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Special Awards Committee

The Special Awards Committee of the Board of Directors is responsible for making the further and final determination of specific grants of stock options and restricted stock awards to be made to certain individual non-officer employees of the Company pursuant to guidelines and terms established by the Compensation Committee of the Board. Mr. Nordhoff is the sole member of the Special Awards Committee. In this capacity, Mr. Nordhoff reviews and approves the monthly grants for non-officer new hires of the Company and promotional grants to non-officer employees. Mr. Nordhoff, the Company’s President and Chief Executive Officer, is not independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards) by virtue of his employment with the Company. The Special Awards Committee acted by Unanimous Written Consent 13 times during 2006.

Succession Planning Committee

The Succession Planning Committee is responsible for management succession planning for the Company. As of February 8, 2007, the Board dissolved the Succession Planning Committee since the Committee had completed its primary objective of identifying and assisting in the selection of a Chief Operating Officer. Prior to that time, five directors comprised the Succession Planning Committee: Mr. Kessler (Chairman), Mr. Brown, Mr. Dittamore, Dr. McNamee, and Mr. Nordhoff. All members of the Company’s Succession Planning Committee, except for Mr. Nordhoff, were independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Succession Planning Committee met four times during 2006.

Stockholder Communications with the Board of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, the Company makes efforts to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Nominating and Corporate Governance Committee will consider the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code of Ethics

The Company has adopted the Gen-Probe Incorporated Code of Ethics that applies to all officers, directors and employees. The Code of Ethics is available on our website at www.gen-probe.com. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Open Door Policy

The Company has adopted an Open Door Policy for Reporting Complaints regarding accounting, auditing and other matters to facilitate the receipt, retention and treatment of complaints regarding misconduct, illegal activities or fraud, including any accounting, internal accounting controls or auditing matters, or violations of federal or state laws or of the Company’s Code of Ethics. The Open Door Policy is available on our website at www.gen-probe.com.

Corporate Governance Guidelines

In November 2003, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, may be viewed at www.gen-probe.com.

The Board believes that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that the Company is managed for the long term benefits of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. Based on this review, we recently took the following actions to continue our implementation of best corporate governance practices:

•	In September 2006, the Company’s Board of Directors approved an amendment to accelerate the termination of the Company’s stockholder rights plan from September 2012 to November 30, 2006. As a result, the rights plan, which was originally adopted in September 2002, was effectively terminated on November 30, 2006;

•	In September 2006, the Company’s Board of Directors adopted a stock ownership policy for directors and officers of the Company that requires these individuals to maintain ownership of Company stock equal to between one and three times their annual salary, or director fees, as applicable, depending on position; and

•	In February 2007, the Nominating and Corporate Governance Committee recommended, and the Board agreed, to amend the Company’s Bylaws to change the voting standard for the election of directors from a plurality to a majority vote in uncontested elections. The Board believes that the change to a majority vote standard will appropriately give stockholders a greater voice in the election of directors of the Company.

Under the majority vote standard now applicable to the Company’s director elections, a director must receive the affirmative vote of a majority of the shares cast in the election of directors; except that directors shall be elected by a plurality of the votes cast if the number of director nominees exceeds the number of directors to be elected. A majority of the votes cast means that the number of shares voted “For” a director nominee must exceed 50% of the number of votes cast with respect to that director’s election.

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. Consequently, in order to address the “hold over” issue, the Company’s Amended and Restated Bylaws require that if a nominee who already serves as a director is not re-elected, and no successor is elected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results. A director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or in the Board’s decision with respect to his or her resignation. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy may be filled by action of the Board. The Amended and Restated Bylaws are available through our periodic filings with the SEC, which can be viewed through our website at www.gen-probe.com.

PROPOSAL 2

APPROVAL OF THE GEN-PROBE INCORPORATED
2007 EXECUTIVE BONUS PLAN

In this Proposal 2, the Company is seeking your approval of the Gen-Probe Incorporated 2007 Executive Bonus Plan (the “Bonus Plan”). The Company and the Board believe that your approval of this Proposal 2 will enable the Company to continue to attract and retain the highest caliber of employees, to link incentive rewards to Company performance and to align the interests of eligible executive employees with those of stockholders.

On February 8, 2007, following the recommendation of the Compensation Committee, the Board approved the adoption of the Bonus Plan, subject to approval by the Company’s stockholders at the annual meeting. The Bonus Plan permits the payment of yearly bonuses based upon pre-established performance criteria for each plan year. The Company is seeking stockholder approval of the Bonus Plan to enable it to meet the tax deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Participation in the Bonus Plan is limited to the Chief Executive Officer and President of the Company and such other employees of the Company as the Compensation Committee may determine in its discretion. A brief description of the principal features of the Bonus Plan follows, but the description is qualified in its entirety by reference to the Bonus Plan itself, a copy of which is included as Appendix A to this Proxy Statement.

Performance Objectives.  The Compensation Committee may, in its discretion, establish the specific performance objectives (including any adjustments) that must be achieved in order for the participant to become eligible to receive a bonus award payment. The performance objectives (including any adjustments) will be established in writing by the Compensation Committee within the earlier of (i) 90 days of the beginning of the fiscal year or (ii) the first 25% of the period of service in which the performance objectives are to be achieved. In addition, the achievement of such objectives must be substantially uncertain at the time such objectives are established in writing. For each calendar year with regard to which one or more eligible participants in the Bonus Plan is selected by the Compensation Committee to receive a bonus award, the Compensation Committee will establish in writing one or more objectively determinable performance objectives for such bonus award, based upon one or more of the following business criteria, any of which may be measured in absolute terms, as compared to any incremental increase or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings per share of the Company’s common stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital; and

•	market share.

The performance objectives may be expressed in terms of overall Company performance or the performance of a division or business unit. The Compensation Committee, in its discretion, may also specify additional performance objectives for each bonus award granted under the Bonus Plan. Following the end of the year in which the performance objectives are to be achieved, the Compensation Committee will, within the time prescribed by Section 162(m) of the Code, determine whether and to what extent the specified performance objective has been achieved for the applicable year.

The Compensation Committee, in its discretion, may, at the time of grant, specify in the bonus award that one or more objectively determinable adjustments will be made to one or more of the performance objectives established under the criteria discussed above.

Maximum Award.  If the performance objectives are met, a participant will receive a bonus award based on a percentage of such participant’s year-end annualized base salary. The Bonus Plan permits payments to a participant in an amount not to exceed $3,000,000. As discussed below, for fiscal year 2007, the actual maximum amount that may be earned by each participant in the Bonus Plan is less than $800,000. The Bonus Plan, however, is not the exclusive means for the Compensation Committee to award incentive compensation to the participants and does not limit the Compensation Committee from making additional discretionary incentive awards outside of the Bonus Plan.

Form of Payment.  The bonus award may be paid, at the option of the Compensation Committee, in cash or in the Company’s common stock or right to receive the Company’s common stock, or in any combination thereof. Bonus award payments made through the issuance of the Company’s common stock will be made in accordance with the provisions of The 2003 Incentive Award Plan of the Company (the “2003 Incentive Plan”).

Negative Discretion.  The Compensation Committee, in its discretion, may reduce or eliminate (but in no event increase) the bonus amount otherwise payable to a participant.

Termination of Employment.  If a participant’s employment is terminated with the Company, except as part of a change in control (as defined in the Bonus Plan, a “Change in Control”), for any reason other than death or disability prior to payment of any bonus award payment, all of such participant’s rights under the Bonus Plan will terminate and such participant will not have any right to receive any further payments under the Bonus Plan. The Compensation Committee may, in its discretion, determine what portion, if any, of the participant’s bonus award under the Bonus Plan should be paid if the termination results from such participant’s death or disability.

Change in Control.  If a Change in Control occurs during any year in which a participant is eligible to receive a bonus award under the Bonus Plan, such bonus award will be prorated to the effective date of the Change in Control and all performance objectives set by the Compensation Committee will be deemed to be met at the greater of 100% of the performance objective or the Company’s actual prorated year-to-date performance provided that the recipient of the bonus award continues to be employed by the Company or its successor on the effective date of the Change in Control.

2007 Eligibility, Target Bonus and Performance Goals.  On March 5, 2007, the Compensation Committee determined that the Chief Executive Officer and Chief Operating Officer would participate in the Bonus Plan. The Compensation Committee established the 2007 target bonus for the Chief Executive Officer at an amount equal to 75% of the Chief Executive Officer’s annual base salary as of December 31, 2007, and established the 2007 target bonus for the Chief Operating Officer at an amount equal to 50% of the Chief Operating Officer’s annual base salary as of December 31, 2007. The Compensation Committee also established the performance goals under the Bonus Plan for the calendar year 2007 performance period. Bonus amounts will be based upon two performance objectives: (1) attainment of an adjusted earnings per share target (the “EPS Target”) and (2) attainment of a revenue growth target (the “Revenue Target”), each weighted in accordance with a pre-determined performance matrix. For any bonus to be payable under the Bonus Plan, adjusted EPS must be greater than a threshold adjusted EPS. Adjusted earnings per share means the Company’s per share net earnings for 2007, adjusted to remove the effects of certain specified events or items. The bonus (if any) payable will be an amount determined by multiplying the participant’s target bonus amount by the target bonus multiplier determined in accordance with the pre-determined performance matrix. A participant may receive between 0% and 150% of his or her target bonus amount. The target bonus multiplier will be 100% if the Company achieves (and does not exceed) the EPS Target and the Revenue Target. The maximum amount payable to the Chief Executive Officer and Chief Operating Officer based on a 150% multiplier is $770,512 and $318,750, respectively. The Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance.

If stockholder approval of the Bonus Plan is not obtained, no bonuses will be payable under the Bonus Plan. However, the Compensation Committee can still make discretionary incentive awards outside of the Bonus Plan. Separately, if the Bonus Plan is approved, the Compensation Committee has the discretion to award a supplemental bonus outside of the Bonus Plan based on outstanding individual performance.

The Board of Directors recommends a vote in favor of Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding all of the Company’s equity compensation plans in effect as of December 31, 2006.

			Number of Securities
			Remaining Available for
	Number of Securities		Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,103,337	$35.40	3,003,144	(1)
Equity compensation plans not approved by security holders(2)	196,697	$21.99	64,469

Total	6,300,034	$34.99	3,067,613

(1)	Includes 2,348,211 shares of common stock available for future issuance under the 2000 Equity Participation Plan and the 2003 Incentive Plan and 654,933 shares under our Employee Stock Purchase Plan (the “ESPP”), as amended, as of December 31, 2006.

(2)	Consists of shares of common stock issuable under the 2002 New Hire Stock Option Plan (the “2002 Plan”), which at the time of adoption did not require the approval of, and has not been approved by, the Company’s stockholders. See the description below of the 2002 Plan.

The following equity compensation plan of the Company was in effect as of December 31, 2006 and was adopted without approval of the Company’s stockholders.

Description of the 2002 New Hire Plan

General Nature and Purposes of the 2002 New Hire Plan.  The principal purposes of the 2002 Plan are to provide incentives for certain employees of the Company and its subsidiaries through granting of options (the “2002 Plan Awards”), thereby stimulating optionees’ personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ. The 2002 Plan was approved by the Board on November 11, 2002 without approval by the Company’s stockholders. The Company has not issued options under the 2002 Plan since March 2004.

A brief description of the principal features of the 2002 Plan follows, but the description is qualified in its entirety by reference to the 2002 Plan itself, as recently amended and filed with the SEC on February 23, 2007 as an exhibit to the Company’s Annual Report on Form 10-K.

Administration of the Plan.  The 2002 Plan is administered by the Compensation Committee of the Company’s Board of Directors (or another committee or a subcommittee of the Board assuming the functions of the Compensation Committee under the 2002 Plan) (the “Committee”). The Committee consists of at least two members of the Board of Directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), and an “outside director” for purposes of Section 162(m) of the Code. Subject to the terms and conditions of the 2002 Plan, the Committee has the authority to select the persons to whom 2002 Plan Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2002 Plan. The Committee is also authorized to adopt, amend, interpret and revoke rules relating to the administration of the 2002 Plan.

Securities Subject to the 2002 Plan.  The aggregate number of shares of common stock authorized for issuance upon exercise of options granted under the 2002 Plan was 200,000 as of the date the 2002 Plan was adopted. In September 2003, the 200,000 share reserve authorized for issuance under the 2002 Plan was adjusted to 400,000 shares to reflect the Company’s 2-for-1 stock split implemented as a 100% stock dividend.

The shares available under the 2002 Plan upon exercise of stock options may be either previously unissued shares or treasury shares. The Committee has the discretion to make appropriate adjustments in the number of securities subject to the 2002 Plan and to outstanding 2002 Plan Awards to reflect dividends or other distributions; a reorganization, merger or consolidation of the Company; a combination, repurchase, liquidation or dissolution of the Company; or a disposition of all or substantially all of the assets of the Company or exchange of common stock or other securities of the Company; or other similar corporate transaction or event (an “extraordinary corporate event”). The 2002 Plan provides for automatic adjustments in the number of securities subject to the 2002 Plan and to outstanding 2002 Plan Awards to reflect a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large non-recurring cash dividend, that affects the shares of the Company’s Common Stock (or other securities of the Company) or the share price of the Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding awards.

If any portion of a 2002 Plan Award terminates or lapses unexercised, or is canceled upon grant of a new 2002 Plan Award (which may be at a higher or lower exercise price than the Award so canceled), the shares which were subject to the unexercised portion of such 2002 Plan Award will continue to be available for issuance under the 2002 Plan.

Term of the 2002 Plan and Amendments.  The 2002 Plan will expire on November 10, 2012, unless earlier terminated. The 2002 Plan can be amended, modified, suspended or terminated by the Committee or the Board of Directors. Amendments of the 2002 Plan will not, without the consent of the participant, affect such person’s rights under a 2002 Plan Award previously awarded, unless the 2002 Plan Award agreement governing such 2002 Plan Award itself otherwise expressly so provides.

Eligibility.  2002 Plan Awards may be granted only to newly hired employees of the Company, including newly hired officers or employee directors of the Company, who have not previously been employed by the Company.

Payment for Shares.  The exercise price for all 2002 Plan Awards, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or the Committee may, in its sole and absolute discretion (i) allow a delay in payment up to 30 days from the date the option is exercised, (ii) allow payment, in whole or in part, through the delivery of shares of common stock which have been held by the holder for at least six months, (iii) allow payment, in whole or in part, through the surrender of shares of common stock then issuable upon exercise of the option having a fair market value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof, (iv) allow payment, in whole or in part, through the delivery of a notice that the holder has placed a market sell order with respect to shares of common stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price; provided, that the payment of such proceeds is then made to the Company upon settlement of such sale, and (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv).

Awards under the 2002 Plan.  The 2002 Plan provides that the Committee may grant or issue non-qualified stock options (“NQSOs”). NQSOs provide for the right to purchase common stock at the fair market value on the date of grant and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued provision of services to the Company. NQSOs may be granted for any term specified by the Committee; provided that the term may not exceed 10 years.

Agreements; Consideration to the Company.  Each 2002 Plan Award will be set forth in a separate agreement with the person receiving the 2002 Plan Award and will indicate the terms and conditions of the 2002 Plan Award. The dates on which 2002 Plan Awards under the 2002 Plan first become exercisable and on which they expire will be set forth in individual 2002 Plan Award agreements setting forth the terms of the 2002 Plan Awards. The agreements generally will provide that 2002 Plan Awards expire upon termination of the participant’s status as an employee, although the Committee may provide that Awards granted to employees continue to be exercisable following a termination without cause, or following a “Change in Control” of the Company, as defined in the 2002 Plan, or because of the grantee’s retirement, death, disability or otherwise.

General Terms of 2002 Plan Awards under the 2002 Plan

Non-Assignability.  No 2002 Plan Awards may be assigned or transferred by the grantee, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, although the shares of common stock underlying such 2002 Plan Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any 2002 Plan Award, the 2002 Plan Award may be exercised only by the holder. Notwithstanding the foregoing, the Committee may grant NQSOs that may be assigned or transferred, subject to certain conditions, to “permitted transferees,” which include a child, grandchild, parent, spouse, niece or nephew of the holder.

Extraordinary Corporate Events.  The Committee has discretion under the 2002 Plan to provide that 2002 Plan Awards will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified “extraordinary corporate events”; and in such event the Committee may also give optionees the right to exercise their outstanding NQSOs in full during some period prior to such event, even though the NQSOs have not yet become fully exercisable.

Effect of Change in Control.  Notwithstanding anything in the 2002 Plan or the provisions of any 2002 Plan Award to the contrary, in the event of a Change in Control, each outstanding 2002 Plan Award shall, immediately prior to the effective date of the Change in Control, automatically become fully vested or exercisable, as applicable, for all of the shares of common stock at the time subject to such 2002 Plan Award and, as applicable, may be exercised for any or all of the shares of common stock subject to the 2002 Plan Award.

For purposes of the 2002 Plan, “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions: (a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer for securities of the Company; (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; (c) a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding voting securities shall not constitute a Change in Control; or (d) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Transfer Restrictions.  The Committee, in its discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a NQSO as it deems appropriate. Any such other restriction shall be set forth in the respective 2002 Plan Award agreement and may be referred to on the certificates evidencing such shares.

Withholding Tax Obligations.  As a condition to the issuance or delivery of stock pursuant to the exercise of a 2002 Plan Award granted under the 2002 Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of 2002 Plan Awards, subject to the discretion of the Committee to disapprove such use.

Securities Law.  The 2002 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The 2002 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2002 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of the independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2006 and 2005 by Ernst & Young LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

During the fiscal year ended December 31, 2006, none of the hours expended on the Company’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time employees.

	Fiscal Year
	Ended
	2006	2005
	(In thousands)

Audit Fees(1)	$938	$754
Audit-related Fees	—	—
Tax Fees(2)	—	4
All Other Fees	—	1

Total Fees	$938	$759

(1)	Includes the audit of the Company’s annual financial statements (including audits of the Company’s subsidiaries Gen-Probe UK Limited and Molecular Light Technology Limited and its subsidiaries), review of the Company’s financial information included in its quarterly reports on Form 10-Q, and accounting consultations. Also includes fees incurred for the evaluation of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as well as the audit of the effectiveness of the Company’s internal controls over financial reporting, pursuant to the Sarbanes-Oxley Act of 2002.

(2)	Includes the review of the Company’s corporate tax returns.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee and ratified at its next scheduled meeting. The Audit Committee has delegated this pre-approval authority to the Chairman of the Audit Committee and the Chairman’s decision is discussed and ratified at the next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal auditor’s independence.

The Board of Directors recommends a vote in favor of Proposal 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2007 by: (i) all those known by the Company to be beneficial owners of more than five percent of its common stock; (ii) each of the executive officers named in the Summary Compensation Table; (iii) each director and nominee for director of the Company; and (iv) all directors and named executive officers of the Company as a group. Except as otherwise noted, the address of each person listed in the table is c/o Gen-Probe Incorporated, 10210 Genetic Center Drive, San Diego, California 92121.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
	(#)	(%)

Five Percent Beneficial Stockholders:
FMR Corp.(2)	7,804,633	14.99%
Morgan Stanley(3)	3,551,538	6.8%
Orbimed Advisors LLC(4)	3,808,900	7.32%
Directors and Executive Officers:
Henry L. Nordhoff(5)(6)	676,593	1.29%
Herm Rosenman(5)(7)	133,868	*
Daniel L. Kacian, Ph.D., M.D.(5)(7)	191,797	*
Larry T. Mimms, Ph.D. †(5)(7)	95,597	*
Diana De Walt(5)(7)	50,877	*
R. William Bowen(5)(7)(8)	60,616	*
Niall M. Conway(5)(7)(8)(9)	156,908	*
John W. Brown(5)	23,283	*
Raymond V. Dittamore(5)(10)	46,295	*
Mae C. Jemison, M.D.(5)	39,886	*
Armin M. Kessler(5)	52,751	*
Brian A. McNamee, M.B.B.S.(5)	60,747	*
Phillip M. Schneider(5)	66,275	*
Abraham D. Sofaer(5)(11)	74,372	*
All executive officers and directors as a group (16 individuals)(12)	1,824,255	3.49%

*	Represents beneficial ownership of less than 1% of our common stock.

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 52,297,605 shares outstanding on February 28, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Beneficially owned by FMR Corp. and certain affiliated entities, including Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. The business address for FMR Corp. is: 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entity on February 14, 2007.

(3)	The business address for Morgan Stanley is: 1585 Broadway, New York, New York 10036. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entity on February 15, 2007. On April 9, 2007, Morgan Stanley filed a Schedule 13G/A with the SEC indicating that it beneficially owned 869,794 shares of our common stock.

(4)	Certain shares are beneficially owned by Orbimed Capital LLP. Samuel D. Isaly is the President of Orbimed Advisors LLC and Managing Member of Orbimed Capital LLC. The business address for Orbimed Advisors LLC, Orbimed Capital LLC, and Samuel D. Isaly is: 767 Third Avenue, 30th Floor, New York, New York 10017. The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC by the foregoing entities on February 7, 2007.

(5)	In the case of the individuals listed below, the number of shares beneficially owned includes the specified number of shares issuable upon exercise of stock options exercisable within 60 days after February 28, 2007: Mr. Nordhoff (624,178); Mr. Rosenman (119,433); Dr. Kacian (168,707); Dr. Mimms (71,485); Ms. De Walt (36,458); Mr. Bowen (43,041); Mr. Conway (138,474); Mr. Brown (18,054); Mr. Dittamore (43,166); Dr. Jemison (39,166); Mr. Kessler (39,166); Dr. McNamee (47,166); Mr. Schneider (59,166); and Mr. Sofaer (59,166).

(6)	Includes an aggregate of 38,750 shares of deferred issuance restricted stock awards that were vested as of February 28, 2007 or that vest within 60 days after February 28, 2007. Mr. Nordhoff has an aggregate of 80,000 deferred issuance restricted stock awards. Pursuant to the applicable deferred issuance agreement, the vested shares will be issued upon the termination of his employment with the Company, or if earlier, four years from the date of grant. All deferred issuance restricted stock awards will further be issued in a manner that complies with Section 409A of the Code, which may include deferring the issuance of such shares for six months after the termination of Mr. Nordhoff’s employment.

(7)	Includes the following specified number of shares of restricted stock that are still subject to restriction: Mr. Rosenman, 12,250 shares; Dr. Kacian, 19,500 shares; Dr. Mimms, 15,000 shares; Ms. DeWalt, 12,750 shares; Mr. Bowen, 12,750 shares; and Mr. Conway, 7,500 shares. These shares of restricted stock were granted on October 17, 2005 and August 15, 2006 and vest as follows: one-fourth (1/4) of the shares vest annually over four years from the date of grant.

(8)	As discussed in “Executive Compensation,” in an effort to give a more complete picture of compensation for our executive officers, we have included compensation information for the officers required by current SEC rules, plus compensation information for each other officer of the Company that in the preceding year appeared in our proxy statement by reason of being a “Named Executive Officer” under then applicable rules. As Messrs. Bowen and Conway were Named Executive Officers in our proxy statement for the 2006 annual meeting of stockholders, they appear in this chart, as well as in various tables in “Executive Compensation,” even though this disclosure is not required under applicable rules. The officers for whom disclosure is required by current SEC rules (Messrs. Nordhoff, Rosenman, Kacian and Mimms and Ms. De Walt) and Messrs. Bowen and Conway are collectively referred to herein as the named executive officers, or NEOs.

(9)	Includes 260 shares of common stock held by Mr. Conway’s wife, Margaret Conway.

(10)	Includes 2,000 shares of common stock held by the Dittamore Family Trust A, for which Mr. Dittamore is the trustee.

(11)	Includes 1,000 shares of common stock held by the Trust FBO Michael J. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by the Trust FBO Helen R. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by the Trust FBO Joseph S. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by the Trust FBO Aaron R. Sofaer, in which Mr. Sofaer is a trustee; 1,000 shares of common stock held by Raphael J. Sofaer, in which Mr. Sofaer is a trustee.

(12)	Includes shares described in note (5) above. Also includes an aggregate of 94,390 shares (including restricted shares) which other executive officers of the Company own as of February 28, 2007 or have the right to acquire within 60 days after February 28, 2007 pursuant to outstanding stock options, as follows: Mr. Edelshain (63,764); and Mr. Kondor (30,626).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVES

Our Executive Officers and Key Employees

The following table sets forth information as to persons who serve as our executive officers and key employees as of April 20, 2007.

Name	Position	Age

Henry L. Nordhoff	Chairman, President and Chief Executive Officer	65
Carl W. Hull	Executive Vice President and Chief Operating Officer	49
Niall M. Conway	Executive Vice President — Operations	61
Daniel L. Kacian, Ph.D., M.D.	Executive Vice President and Chief Scientist	61
Lyle J. Arnold	Vice President — Research	60
Robert B. Blake	Vice President — Instrument Systems	52
R. William Bowen	Vice President — General Counsel and Secretary	54
Diana De Walt	Vice President — Human Resources	52
Martin B. Edelshain	Vice President — Strategic Planning and Business Development	58
Frederick L. Eibel	Vice President — Marketing	43
Stephen J. Kondor	Vice President — Sales and Marketing	51
Gurney I. Lashley	Vice President — Supply Chain Management	57
Lynda A. Merrill	Vice President — Industrial Relationships	57
Herm Rosenman	Vice President — Finance and Chief Financial Officer	59
Donald D. Tartre	Vice President — Finance and Corporate Controller	46

Henry L. Nordhoff, Chairman, President and Chief Executive Officer. Mr. Nordhoff has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. Mr. Nordhoff is also a member of the board of directors of Mannkind Corporation.

Carl W. Hull, Executive Vice President and Chief Operating Officer. Mr. Hull joined the Company in February 2007. Mr. Hull previously served as Vice President & General Manager of the SDS/Arrays Business Unit of Applied Biosystems, which develops and sells genomic research systems and reagents, from January 2005 to January 2007. Prior to joining Applied Biosystems, Mr. Hull held a number of positions with Applied Imaging Corp., which makes automated imaging and imaging analysis systems, most recently serving as its Chief Executive Officer from January 2001 to December 2004. Mr. Hull received a B.A. in political science and international relations from The Johns Hopkins University and an M.B.A. from the University of Chicago.

Niall M. Conway, Executive Vice President — Operations. Mr. Conway joined the Company in July 2000 as Vice President, Operations. Mr. Conway was promoted to Executive Vice President, Sales and Operations in 2002 and has served as Executive Vice President — Operations since July 2005. From 1996 to 2000, Mr. Conway was Vice President Manufacturing of the American Red Cross in Washington D.C. In addition, from 1999 to 2000 he contemporaneously held the position of Area Vice President, based in Charlotte North Carolina. Mr. Conway worked for over 20 years with Pfizer in various International and U.S. based positions, including as Vice President Manufacturing in Pfizer Corporate Headquarters from 1987 to 1995. He received a B.E. in Chemical Engineering from University College Dublin, Ireland, and an M.B.A. from University College Cork, Ireland.

Daniel L. Kacian, Ph.D., M.D., Executive Vice President and Chief Scientist. Dr. Kacian joined the Company in 1985 as Director of Medical and Scientific Affairs and until 1992 was primarily responsible for directing Research & Development and Regulatory Affairs. Dr. Kacian held various management positions with the Company and, in 2002, was promoted to Executive Vice President and Chief Scientist. From 1980 to 1985, Dr. Kacian was on the faculty of the Department of Pathology and Laboratory Medicine at the University of Pennsylvania and was Director of Clinical Microbiology at the Hospital of the University of Pennsylvania. He received an M.D. in 1978 from the University of Miami and did his internship and residency in laboratory medicine at Washington University and Barnes Hospital in St. Louis. Prior to attending medical school, Dr. Kacian received a B.A. in mathematics from Western Reserve University and an M.S. in microbiology and Ph.D. in molecular genetics from the University of Illinois and served on the faculty of the Department of Human Genetics and Development at Columbia University.

Lyle J. Arnold Ph.D., Vice President — Research. Dr. Arnold joined Gen-Probe most recently in September 2003 as Vice President, Research. Dr. Arnold also was associated with Gen-Probe from 1985 to 1989 as head of technology research. Previously, he held senior scientific and management positions at Molecular Biosystems, Genta, Synteni, Incyte Genomics, and Oasis Biosciences, where he was President and Chief Scientific Officer from October 2001 to September 2003. In addition, Dr. Arnold was a faculty member in the UCSD School of Medicine and a member of the UCSD Cancer Center. Dr. Arnold is an inventor or co-inventor on 36 issued U.S. patents and more than 140 issued and pending patents worldwide. In addition, he has authored more than 50 scientific publications. He received a B.S. in Chemistry from the University of California at Los Angeles and a Ph.D. in Chemistry/Biochemistry from the University of California at San Diego.

Robert B. Blake, Vice President — Instrument Systems. Mr. Blake joined the Company in October 2006 as Vice President, Instrument Systems. Mr. Blake has over twenty years of experience in instrument development. Prior to joining the Company, Mr. Blake worked as a Director of System Development in the Diagnostics Division of Bayer Corporation, a subsidiary of Bayer AG, a global health care, nutrition and innovative materials company, from March 2003 until October 2006, contributing to the Centaur CP, Centaur XP and Versant 440 projects. Prior to his employment with Bayer, Mr. Blake worked from June 2002 to March 2003 as a consultant for NPE Systems, Inc., a life sciences company. From January 2001 until June 2002, Mr. Blake served as Vice President, Product Development & Manufacturing for Varacel Corporation. Mr. Blake received a B.S. and M.S. in Electrical/Computer Engineering and Robots from Brown University.

R. William Bowen, Vice President — General Counsel and Secretary. Mr. Bowen joined the Company in 1997 as Vice President, General Counsel and Assistant Secretary and was appointed Secretary in August 2002. Prior to joining the Company, he was a business litigation partner with the law firm of Luce, Forward, Hamilton & Scripps in San Diego, California. He received a B.S. in commerce and a J.D. from the University of Virginia.

Diana De Walt, Vice President — Human Resources.  Ms. De Walt joined the Company in January 2005. Prior to joining the Company, Ms. De Walt founded The HR Company in 1993 and served as its President and Principal Consultant providing professional human resources services to over 85 companies in a wide variety of industries. From 1988 to 1993, Ms. De Walt worked at Mitek Systems, Inc. as Director, Human Resources and subsequently Vice President, Human Resources. From 1987 to 1988, Ms. De Walt was Vice President, Human Resources of Imperial Savings Real Estate Lending Group. From 1984 to 1987, Ms. De Walt was Manager, Human Resources of Security Pacific Business Credit and Vice President, Human Resources of Security Pacific Business Finance. Ms. De Walt received an A.A. in liberal arts from St. Cloud State University and holds a Senior Professional In Resource Management certification.

Martin B. Edelshain, Vice President — Strategic Planning and Business Development. Mr. Edelshain joined the Company in November 2003. Prior to joining the Company, Mr. Edelshain served as a business consultant to the Company for six months. From 1995 to 2002, Mr. Edelshain was Director of International Strategy for Chugai Pharmaceutical Co. Ltd., the Company’s former parent company. From 1970 to 1995 Mr. Edelshain worked in the field of corporate finance for S. G. Warburg & Co. Ltd, a London based investment bank, specializing in merger and acquisition advice, debt and equity financings, and business development in Japan. He received a B.A. in Mechanical Sciences from Cambridge University.

Frederick L. Eibel, Vice President — Marketing.  Mr. Eibel joined the Company in April 2007 as Vice President, Marketing. Prior to joining the Company, Mr. Eibel held various positions with Roche Molecular Diagnostics, including serving as Industrial Business Head, Business Development Group from August 2006 to April 2007, as Vice President, Genomics & Oncology, Global Product Marketing from January 2005 to July 2006, as Vice President, Corporate Accounts from November 2002 to December 2004 and as Area Service Director from April 2001 to October 2002. He received a B.A. in biology and chemistry from Indiana University and an M.B.A. from the University of Indianapolis.

Paul E. Gargan, Ph.D., Vice President — Business Development. Dr. Gargan joined the Company as Vice President, Business Development and Planning in 1997 and in July 2002 was named Vice President — Business Development. He was previously President and Chief Scientific Officer at American Biogenetic Sciences. Dr. Gargan’s twenty years of experience in the biotechnology industry include five years in research and development and fifteen years in general management specializing in technology, licensing, strategic partnerships and alliance management. He received a B.S. in chemistry and a Ph.D. in biochemistry from Queens University and an M.B.A. from the University of Notre Dame.

Stephen J. Kondor, Vice President — Sales and Marketing. Mr. Kondor joined the Company in July 2005 as Vice President, Sales and Marketing. Mr. Kondor previously served as Vice President/General Manager — Genetic Analysis Business of Applied Biosystems (APPLERA), a life sciences company, from November 2004 to June 2005. From January 2003 to November 2004, Mr. Kondor served as Vice President and General Manager of Fisher Scientific, a life sciences company. From August 2001 to January 2003, Mr. Kondor served as Senior Vice President and General Manager of IGEN International, a biotechnology diagnostics company. From August 2000 to January 2001, Mr. Kondor served as Vice President, Worldwide Marketing & Sales of Avocet Medical Inc., a life sciences company. Prior to those positions, Mr. Kondor also held positions at Becton Dickinson Company, Biometric Imaging, Inc., the Diagnostics Division of Abbott Laboratories, and B. Braun Medical. Mr. Kondor received his B.S. in Business Administration from Moravian College in 1981.

Gurney I. Lashley, Vice President — Supply Chain Management. Mr. Lashley joined the Company in 1993 as Director of Manufacturing. He was promoted to Senior Director, Manufacturing in 1997 and Vice President — Manufacturing, Blood Bank Products in 1999. In July 2002, he was named Vice President — Supply Chain Management. He has 27 years of experience in the diagnostics and pharmaceutical industries, holding positions in manufacturing, package engineering, manufacturing engineering, planning and materials management. Mr. Lashley’s previous employment included positions at Richardson-Merrell, Becton Dickinson, Macro-Vue and Xoma Ltd. He received a B.S. in mathematics from East Carolina University.

Lynda A. Merrill, Vice President — Industrial Relationships. Ms. Merrill joined the Company as Vice President — Sales in June 1998 and became Vice President — Sales and Marketing in July 2002. She was promoted in January 2004 to Executive Vice President — Commercialization, Molecular Light Technology and seconded to Gen-Probe’s consolidated subsidiary, Molecular Light Technology Limited in Cardiff, Wales, where she served as Managing Director from January 2005 to September 2005. In September 2005, Ms. Merrill was appointed Vice President — Industrial Relationships and subsequently returned to the United States to fulfill this role. She has over 20 years experience in the diagnostics industry, most recently with Boehringer Mannheim Corporation, where she worked in the sales and marketing arena for 13 years, including two years in the United Kingdom as Divisional Director for Boehringer Mannheim’s Diabetes Care, Point of Care Division. Ms. Merrill received a B.S. in medical technology from Palm Beach Atlantic College and an M.B.A. from the University of Sussex, U.K.

Herm Rosenman, Vice President — Finance and Chief Financial Officer. Mr. Rosenman joined the Company as Chief Financial Officer in June 2001. Prior to joining the Company, he was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. He was President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997, and prior to that was Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. Mr. Rosenman was previously a partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP) where he served numerous Fortune 1000 clients, principally in the pharmaceuticals and telecommunications industries. He received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton

School of the University of Pennsylvania. Mr. Rosenman serves on the Board of Directors of Infinity Pharmaceuticals, a drug discovery and development company, where he serves as Chairman of the Audit Committee. Mr. Rosenman also serves on the Board of Directors of ARYx Therapeutics, a private drug discovery and development company, where he serves as Chairman of the Audit Committee and as a member of the Corporate Governance Committee.

Donald D. Tartre, Vice President — Finance and Corporate Controller. Mr. Tartre re-joined the Company in January 2004 as Vice President, Finance and Corporate Controller, having previously served as the Company’s Controller from February 1990 to June 1997. After leaving the Company, Mr. Tartre served as a senior financial executive for two public biotechnology companies — as Vice President and Chief Financial Officer of Stressgen Biotechnologies Corporation from March 2001 to January 2004 and as Vice President, Finance & Planning and Corporate Controller of Agouron Pharmaceuticals, Inc., which became a subsidiary of Pfizer Inc. in 2000, from June 1997 to March 2001. Prior to Mr. Tartre’s first term of service at Gen-Probe, he worked with Ernst & Young, LLP for seven years. He is a Certified Public Accountant and a Certified Management Accountant, and received a B.S. in business administration from the University of Southern California.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Membership of the Compensation Committee

Members of the Compensation Committee are independent directors who are not employees of the Company or its subsidiaries. The Compensation Committee is currently comprised of the following three members: Mr. Kessler, who serves as Chairperson, Mr. Brown and Dr. McNamee. Mr. Brown replaced Dr. Jemison on the Compensation Committee effective September 28, 2006. As of the date of the annual meeting, Dr. McNamee will depart from the Board and service on the Compensation Committee, and Mr. Dittamore will begin serving on the Compensation Committee. None of the Compensation Committee members has any material business relationships with the Company or its subsidiaries. All of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15).

The Compensation Committee operates pursuant to a written charter that outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by the Compensation Committee and the Board and is available on the Company’s website at www.gen-probe.com.

The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time to review and discuss executive compensation issues. The Compensation Committee may also take action by written consent. The Compensation Committee held five meetings during fiscal year 2006 and acted by written consent on one occasion. Executive officers are not present during the discussion of their compensation.

The Compensation Committee acts on behalf of the Board to review and adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers and directors; and

•	administration of the Company’s equity compensation plans, deferred compensation plans and other similar plans and programs.

Executive Compensation Philosophy

Compensation for Gen-Probe’s named executive officers, or NEOs, is intended to be largely performance-based. In establishing the Company’s compensation program for the NEOs, the Compensation Committee has four principle objectives:

•	ensuring that the Company is able to attract and retain executives through the use of industry-competitive “base” compensation;

•	providing total compensation that is competitive in the industry and that is tied to, and varies based upon, both individual and corporate performance;

•	incentivizing NEOs to make prudent business decisions and maximize stockholder value by providing a significant portion of total compensation opportunities in the form of direct ownership in the Company through restricted stock and stock options; and

•	maintaining internal pay equity among employees.

In order to address these priorities, the Compensation Committee regularly assesses compensation components that it believes will most cost effectively attract and motivate executive officers and reward them for their individual achievements and those of the Company as a whole. The Compensation Committee has retained an independent consultant, Compensia, to assist it in its analysis of key elements of compensation programs. Compensia is an independent consultant specializing in compensation matters. The Compensation Committee requested and received a formal report from Compensia in August 2005. The report consisted of a review of the Company’s compensation principles, identification of peer companies, a competitive assessment of compensation based on officer title and various recommendations. Additionally, the Compensation Committee utilizes compensation studies from other organizations to further understand market trends and the competitive landscape. In 2006, the Compensation Committee utilized the following compensation studies in addition to the Compensia report: the 2006 MEDIC Executive Compensation Survey and the 2006 Radford Biotechnology Survey.

The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group, discussed below, while considering the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders. Annually, the Compensation Committee evaluates the balance between equity and cash compensation among NEOs.

Based on its review of the above-mentioned objectives, the Company has established a compensation program that consists of the following six components:

•	base salary;

•	an annual cash bonus that is dependent on individual and corporate performance;

•	equity awards, consisting of stock options and restricted stock;

•	the opportunity to defer compensation under a nonqualified deferred compensation plan;

•	post-termination benefits that are triggered in limited circumstances; and

•	other health and welfare benefits generally offered to all employees of the Company.

To tie compensation to performance, there is no minimum award of compensation required by the Company’s bonus plan or the Company’s stock option/restricted stock award program. As a further measure, the Company introduced a stock ownership policy for executive officers in 2006. Under the policy, executive officers are expected, within five years of the later of September 28, 2006 or an executive’s appointment, to acquire and hold Company stock (including restricted shares) equal in value to at least three times base salary in the case of the Chief Executive Officer, two times base salary in the case of executive and senior vice presidents and one times base salary in the case of vice presidents. The Company believes that this ownership policy further aligns executive and stockholder interests and thereby promotes the objective of increasing stockholder value.

Determination of Compensation Awards

The Compensation Committee is provided with the authority to determine the compensation awards available to the NEOs. For fiscal year 2006, Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in the Peer Group. Compensia also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon Compensia’s recommendations, the Company’s cash and stock-based incentive awards are weighted significantly towards variable components to ensure that total compensation reflects the overall success or failure of the Company, and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders.

The Compensation Committee does not rely solely on the results of the consultant’s study in assessing the competitive landscape for compensation. In addition, the Compensation Committee generally consults other surveys, such as the MEDIC and Radford surveys referenced above, which provide further data points and help the Compensation Committee to calibrate the findings of the compensation consultant.

Finally, to further aid the Compensation Committee in making its determinations, the Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The Chief Executive Officer’s recommendations are guided by the results of the Chief Executive Officer’s annual performance review of each NEO, at which time each NEO’s individual goals are assessed in light of overall corporate goals. In addition, each NEO provides input about his or her individual contributions to the Company’s success for the period being assessed.

Compensation Benchmarking and Peer Group

The Compensation Committee sets base salary structures and annual cash incentive targets for NEOs around the sixtieth percentile of a “Peer Group” of diagnostic, pharmaceutical and biotech companies of similar size, based on revenue and market capitalization. The Compensation Committee sets equity incentive targets for NEOs around the seventy-fifth percentile of this Peer Group. The Compensation Committee also considers the Company’s geographic location in San Diego, where there is significant competition for employees in the diagnostic, pharmaceutical and biotechnology industries. This approach ensures that the Company’s compensation structures will enable it to remain competitive in its markets. An important component of setting and structuring compensation for the Company’s executive officers is determining the compensation packages offered by comparable diagnostic, pharmaceutical and biotechnology companies in order for the Company to offer competitive compensation within that group of companies. The Compensation Committee requested and has utilized a written survey conducted by Compensia in August 2005 of the compensation practices of a peer group of companies in the United States to assess the Company’s competitiveness. In determining the level of compensation provided to its executive officers, the Compensation Committee evaluates the financial performance of the Peer Group companies, in addition to evaluating the Company’s independent performance, to gauge the Company’s comparative performance within its peer group. For fiscal year 2006, the “Peer Group” companies were: Affymetrix, Amylin Pharmaceuticals, Biosite, Cytyc Corporation, Diagnostic Products, Inverness Medical Innovations, Martek Biosciences, IDEXX Labs, ImClone Systems, Immucor, KOS Pharmaceuticals, Medicis, Millennium Pharmaceuticals, Neurocrine Biosciences, Protein Design Labs, Sepracor, TECHNE Corporation, Vertex, and United Therapeutics.

While the Compensation Committee targets cash compensation and equity awards in the percentiles stated above, the Compensation Committee recognizes the Company’s desire to keep the best talent among the Company’s executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s executive management that may deviate from the general percentages described-above. Actual pay for each executive is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

Base Salary

Each executive officer’s base salary is determined, during the first quarter of the fiscal year, by the Compensation Committee. The Chief Executive Officer has a minimum base salary of $645,000 that was established by the terms of his employment agreement, which is described below under “Potential Payment Upon Termination or Change-in-Control.” The Company’s other executive officers do not have a minimum salary established by contract.

The base salary component of the Company’s compensation program is designed to provide its executive officers with total cash compensation that is in the sixtieth percentile of the Peer Group and that is competitive in the San Diego market. In establishing the amount, the Compensation Committee reviews data from the Peer Group and the other independent compensation surveys referenced above. The Company pays a base salary at the levels established by the Compensation Committee to satisfy the “competitive base” compensation priority within the Company’s compensation philosophy.

Each year the Compensation Committee determines base salary increases for the NEOs based upon the Compensation Committee’s continuing review of Peer Group compensation, as well as its subjective evaluation of the performance of the executive officers as assessed by the Compensation Committee and the Chief Executive Officer, as well the officer’s experience, commitment to corporate core values and potential for advancement. No formulaic base salary increases are provided to the NEOs.

Annual Cash Bonus

Annual cash bonuses for executive officers are determined under the terms of the Company’s annual bonus plan. As detailed below, cash bonuses are not guaranteed and are only paid in the event the Company achieves its performance targets, which for 2006 were based on total revenues and net income. In the event performance targets are achieved, the amount of the executive’s bonus varies based on individual performance, subject to an overall cap for each executive. The Company’s annual cash bonus plan is designed to reward an executive officer for his or her contribution to the Company’s achievement of its financial goals, and, only if financial goals are achieved, reflect the executive’s overall job performance.

Executive cash bonuses for fiscal year 2006 were determined under the terms of the 2006 Gen-Probe Employee Bonus Plan (the “2006 Plan”). Under the 2006 Plan, each participant was assigned, according to employee grade, a target bonus amount expressed as a percentage of his or her annual base salary. For the Chief Executive Officer, the target bonus amount was 75% of his annual base salary; for each of the other executive officers, the target bonus amount was 25% of such officer’s annual base salary. The target bonus for the Chief Executive Officer is established pursuant to the terms of his employment contract. The difference between the target bonus for the Chief Executive Officer and the other members of the executive team is based upon the Company’s belief that the Chief Executive Officer’s overall responsibility is managing the Company to achieve its financial goals, whereas the other members of the executive team have more specialized responsibilities to achieve that end.

The following two factors, in addition to the target amounts, were used to determine bonuses under the 2006 Plan:

•	Company Performance Factor (“CPF”). The CPF is a percentage that is applied to each target bonus and is based on the achievement of the Company’s net income and total revenue goals. Achievement of net income and total revenue goals results in the CPF equaling 100%.

•	Individual and Team Performance Factor (“ITPF”). The ITPF is a percentage applied to a portion of each participant’s target bonus. Each participant was assigned an ITPF percentage based on the assessment of his or her overall performance, including performance on functional teams at the Company.

Bonuses were then calculated under the 2006 Plan based on the following formula:

Bonus = (Base Pay x % Target x CPF x 50%) +
(Base Pay x % Target x CPF x ITPF x 50%)

Based on the above calculation, each executive officer was eligible to receive between 0% and 187.5% of his or her target bonus amount. The annual bonus amounts paid to executive officers in respect of fiscal year 2006 reflect a CPF of 90%, and each executive officer’s ITPF.

Cash bonuses for 2007 for all officers other than the Chief Executive Officer and Chief Operating Officer will be made under the terms of the 2007 Gen-Probe Employee Bonus Plan (the “2007 Plan”). The 2007 Plan applies the same target bonus percentages and utilizes the same formula as the 2006 Plan described above.

Cash bonuses for the Chief Executive Officer and Chief Operating Officer will be made under the terms of the Gen-Probe Incorporated 2007 Executive Bonus Plan, subject to stockholder approval. The Gen-Probe Incorporated 2007 Executive Bonus Plan is summarized under “Proposal 2” to this Proxy Statement.

Equity Awards

Overview.  Each executive officer, as well as each other full-time employee of the Company, is eligible to receive an annual award of equity compensation. The Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth. The Company believes that this is especially true in the case of executive officers.

Guidelines for the number of stock options and restricted stock awards granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon the executive officer’s salary grade, performance and the value of the award at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement.

The Compensation Committee generally does not consider the number of options and/or restricted stock awards held by NEOs when making grants as it believes that awards should be given based on successful job performance and should not be discounted on account of accumulated equity value. Further, the Compensation Committee believes that competitors who may try to hire the Company’s NEOs would not give full credit for existing equity ownership in Gen-Probe, and, to remain competitive, similarly do not credit old awards when approving new grants. The Compensation Committee may consider compliance or non-compliance with the Company’s stock ownership policy in making equity incentive grants to officers.

In 2006, all stock options and restricted stock awards made to NEOs, and all Company employees, were made under the terms of the 2003 Incentive Plan. Stock options granted under the 2003 Incentive Plan have a four-year vesting schedule in order to provide an incentive for continued employment. All stock options granted after May 17, 2006, when stockholders approved an amendment to the 2003 Incentive Plan, expire seven years from the date of the grant. This provides a reasonable time frame in which to align the executive officer with any price appreciation of the Company’s shares, while managing overhang more effectively as compared to a more typical ten-year option term, which the Company used prior to the May 2006 amendment.

Effective November 16, 2006, the exercise price of options granted under the Company’s stock plans, including the 2003 Incentive Plan, is equal to the closing price of the Company’s common stock on the date of grant. Prior to this date, the Company’s stock option plans, including the 2003 Incentive Plan, provided that the exercise price of options be equal to the closing price of the Company’s common stock on the date prior to the date of grant.

All restricted stock awards made to NEOs have a four-year vesting schedule, with twenty-five percent of the shares vesting on each anniversary of the grant date. The Company believes this vesting schedule provides an important incentive for continued employment, especially when compared to various monthly vesting alternatives. In addition, under the terms of the 2003 Incentive Plan, each share of restricted stock granted subsequent to May 17, 2006 reduces the number of shares reserved for issuance under the plan by two shares.

In the event of a change in control of the Company, each of the Company’s equity incentive plans provides that all outstanding stock options and restricted shares automatically become fully vested, exercisable or payable, as applicable. The Company believes that this provision effectively rewards its employees, substantially all of whom receive equity compensation, in the event the Company is acquired.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan (the “DCP”) that allows certain highly compensated management, including the NEOs, key employees and directors of the Company to defer up to 80% of annual base salary or director fees and up to 100% of annual bonus compensation. In 2006, our Chief Executive Officer and Vice President, General Counsel were the only NEOs to participate in the DCP.

Deferred amounts are credited with gains and losses based on the performance of deemed investment options selected by a committee appointed by our Board of Directors to administer the DCP. The DCP also allows for discretionary contributions to be made by the Company. Participants may receive distributions upon (i) a pre-set date or schedule that is elected during an appropriate election period, (ii) the occurrence of unforeseeable financial emergencies, (iii) termination of employment (including retirement), (iv) death, (v) disability, or (vi) a change in control of the Company as defined in the DCP. Certain participants must wait six months following termination of employment to receive distributions. Amounts deferred under the DCP after 2004 are subject to Section 409A of the Code.

The Company may terminate the DCP at any time with respect to participants providing services to the Company. Upon termination of the DCP, participants will be paid out in accordance with their prior distribution elections and otherwise in accordance with the DCP. Upon and for twelve months following a change of control, the Company has the right to terminate the DCP and, notwithstanding any elections made by participants, to pay out all benefits in a lump sum, subject to the provisions of the Code.

Post-Termination Benefits

Post-termination benefits for executive officers are established pursuant to the terms of their individual employment agreements. As further described under “Potential Payment Upon Termination or Change-in-Control,” each NEO is entitled to certain cash consideration and other benefits in the event the NEO is terminated other than for “cause,” if the NEO terminates employment for “good reason” or if the NEO is terminated following a change of control. The employment agreements with each NEO that provide for these benefits each have a “double trigger” change of control policy. The Compensation Committee believes that a double trigger change of control policy best aligns stockholders and management since it keeps the decision of paying severance costs with the acquiring company, not with current management. As a result, in the event an acquiring company desires to employ some or all of management following an acquisition, the consideration that otherwise would be allocated solely to management under a “single trigger” policy, can instead by shared by all stockholders.

Other Benefits

The Company provides its executive officers with the following benefits that are also available to all of its full-time employees:

Employee Stock Purchase Plan.  The Company maintains a tax-qualified ESPP that allows all participants to acquire Gen-Probe common stock at a discount price. This plan has a six-month look-back and allows participants to buy Gen-Probe stock at a 15% discount to the lower of the market price on the first and last day of the applicable six-month offering period with up to 15% of his or her base salary or a maximum of $21,250 annually. The Company offers the ESPP to allow employees to profit when the value of Gen-Probe stock increases over time. Because of the tax advantages associated with holding stock purchased through the ESPP, the Company also believes the ESPP aligns participants’ interests with stockholders. Messrs. Conway, Kacian and Nordhoff and Ms. De Walt purchased shares under the ESPP in 2006.

401(k) Plan.  The Company offers to all full-time employees the opportunity to participate in a 401(k) Plan. The 401(k) Plan permits eligible employees of the Company to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. In order to incentivize prudent retirement savings and supplement retirement income, Gen-Probe matches up to 50% of the first 6% of an employee’s contributions, subject to a four year vesting schedule. Each NEO participated in the 401(k) Plan in 2006 and received matching contributions in the amount of $6,600 from the Company, except in the case of Mr. Bowen who received a matching contribution of $6,300. The Company contributed the remaining $300 to Mr. Bowen’s account under the deferred compensation plan.

Health and Welfare Benefits.  The Company’s healthcare, life and disability insurance, and other welfare and employee-benefit programs are the same for all eligible full-time employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 100% of the premiums associated with these programs on behalf of all of its full-time employees and their eligible dependents in 2006.

In addition to the foregoing, the Company provides the following benefits to Mr. Nordhoff pursuant to his employment agreement: a term life insurance policy providing for payment of $1 million to his designated beneficiaries; a long term disability insurance policy providing for payment at a rate of not less than $200,000 per annum; and accidental death and disability insurance for a benefit of $400,000 (airplane) and $200,000 (automobile or walking) should Mr. Nordhoff suffer accidental death or disability during the term of his employment agreement.

Policies with Respect to Equity Compensation Awards

The Compensation Committee evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights and the various other incentives available under the Company’s stock option plans by reference to the Peer Group discussed above. Since November 16, 2006, the Company grants all equity incentive awards based on the fair market value as of the date of grant. Prior to this date, the Company used the fair market value as of the close of business on the date prior to the date of grant, as required under the then-applicable terms of its option plans. The Company does not have a policy of granting equity-based awards at other than the fair market value on the date of grant. The exercise price for stock option grants and similar awards is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Global Select Market on the date of grant.

The Company determined the date of grant for 2006 option awards and restricted stock grants to eligible employees other than Mr. Nordhoff at its Board of Directors meeting immediately preceding its annual meeting, selecting a date a number of months in the future that was outside of a blackout period under the Company’s Securities Trading Policy. Specifically, the Board of Directors determined on May 16, 2006 that the grant date for all annual awards to eligible employees would be August 15, 2006. The Compensation Committee then determined on August 11, 2006 the actual amount of the awards to be given to each NEO, other than Mr. Nordhoff. By selecting a grant date a number of months in the future, and having this date fall outside of a blackout period, the Company seeks to avoid any “market-timing” with respect to its equity grants. The Board of Directors determined at the same May 16, 2006 meeting that Mr. Nordhoff would receive option awards and restricted stock grants on May 18, 2006, which coincided with the date that all other directors of the Company received their annual equity awards. This grant date was also outside of a blackout period under the Company’s Security Trading Policy and was consistent with the timing of annual grants made to Mr. Nordhoff in recent years (June 2004 and May 2005).

The Company does not have any formal clawback policies relating to equity awards. The Compensation Committee intends to evaluate the prudence of adopting such policies in the future.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although the Company considers the impact of this rule when developing and implementing its executive compensation programs, the Company believes it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Company’s options are intended to qualify as “performance-based compensation” (as defined by the Code). Likewise, as discussed in Proposal 2, amounts payable under the Bonus Plan are intended to qualify as performance-based compensation. However, amounts paid under the Company’s other compensation programs may not so qualify.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, our NEOs, consisting of the Company’s Chief Executive Officer, Chief Financial Officer, its three other most highly compensated executive officers at December 31, 2006, and two additional executive officers who were Named Executive Officers under applicable rules in 2006.

Summary Compensation Table for Fiscal 2006

			Restricted		Non-Equity	All
			Stock		Incentive Plan	Other
		Salary	Awards	Option Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Henry L. Nordhoff,	2006	645,000	739,503	1,883,693	470,000	64,450	3,802,646
Chairman, President and Chief Executive Officer
Herm Rosenman,	2006	315,000	106,721	380,093	83,000	7,890	892,704
Vice President — Finance, Chief Financial Officer
Daniel L. Kacian, Ph.D., M.D.,	2006	363,000	161,701	617,292	110,000	8,580	1,260,573
Executive Vice President and Chief Scientist
Larry T. Mimms, Ph.D.,	2006	360,000	140,907	564,414	70,000	7,665	1,142,986
Executive Vice President — Research and Development †
Diana De Walt,	2006	276,000	109,032	639,526	68,000	7,224	1,099,782
Vice President — Human Resources
R. William Bowen,	2006	317,000	109,032	450,584	87,000	7,515	971,131
Vice President, General Counsel and Secretary
Niall Conway,	2006	334,000	63,294	436,220	65,000	8,580	907,094
Executive Vice President — Sales and Operations

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	The amounts included in the “Restricted Stock Awards” column represent the compensation cost that was recognized by the Company in fiscal year 2006 related to awards of restricted stock granted during fiscal year 2006 and previous fiscal years determined in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Please see the “Grants of Plan-Based Awards in Fiscal 2006” table for more information regarding awards of restricted stock during fiscal 2006.

(2)	The amounts included in the “Option Awards” column represent the compensation cost that was recognized by the Company in fiscal year 2006 related to grants of options during fiscal year 2006 and previous fiscal years determined in accordance with SFAS No. 123(R).

(3)	“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the 2006 Plan with respect to performance during fiscal year 2006. These amounts were paid during fiscal year 2007. All goals were predetermined and objectively measurable and all amounts paid were at the determination of the Compensation Committee.

(4)	For all individuals other than Mr. Nordhoff, amounts shown reflect the value of the Company’s match under the 401(k) Plan ($6,600 in each case, except for Mr. Bowen ($6,300)) and Company-paid life insurance premiums. For Mr. Nordhoff, the amount reflects the value of the following: the Company’s match under the 401(k) Plan ($6,600); Company-paid life insurance premiums ($18,450); travel expenses related to attendance at a Company retreat ($6,677) plus an amount to gross-up Mr. Nordhoff for the incremental tax liability associated with these travel expenses being included as income ($5,694); travel expenses related to Mr. Nordhoff’s spouse

($13,261) plus an amount to gross-up Mr. Nordhoff for the incremental tax liability associated with these travel expenses being included as income ($11,310); and other miscellaneous expenses ($2,458).

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the NEOs:

Grants of Plan-Based Awards in Fiscal 2006

						All Other
						Stock	All Other
						Awards:	Option		Closing	Grant
						Number	Awards:	Exercise	Market	Date Fair
		Board or				of	Number of	or Base	Price	Value of
		Comp.	Estimated Future Payouts Under			Shares	Securities	Price of	on the	Stock and
		Committee	Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Grant	Option
		Approval	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards
Name	Grant Date	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($/Sh)(4)	($)(5)

Henry L. Nordhoff			—	483,750	907,031
	5/18/06	5/16/06				20,000			52.09	1,053,800
	5/18/06	5/16/06					100,000	52.69	52.09	2,422,000
Herm Rosenman			—	78,750	147,656
	8/15/06	8/11/06				7,000			49.98	345,030
	8/15/06	8/11/06					20,000	49.29	49.98	393,418
Daniel L. Kacian, Ph.D., M.D.			—	90,750	170,156
	8/15/06	8/11/06				12,000			49.98	591,480
	8/15/06	8/11/06					32,000	49.29	49.98	629,469
Larry T. Mimms, Ph.D. †			—	83,500	156,563
	8/15/06	8/11/06				7,500			49.98	369,675
	8/15/06	8/11/06					25,000	49.29	49.98	491,773
Diana De Walt			—	69,000	129,375
	8/15/06	8/11/06				7,500			49.98	369,675
	8/15/06	8/11/06					27,000	49.29	49.98	531,114
R. William Bowen			—	79,250	148,594
	8/15/06	8/11/06				7,500			49.98	369,675
	8/15/06	8/11/06					30,000	49.29	49.98	590,127
Niall M. Conway			—	90,000	168,750
	8/15/06	8/11/06				4,500			49.98	221,805
	8/15/06	8/11/06					17,000	49.29	49.98	334,405

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	These numbers represent the target and maximum cash bonus amounts that could have been earned for 2006 pursuant to the 2006 Plan. Actual amounts awarded for 2006 are included in the “Summary Compensation Table” above. For additional information regarding plan-based awards granted to our named executive officers, see CD&A above. For 2007, for all individuals above other than Mr. Nordhoff, cash bonuses may be paid pursuant to the 2007 Plan based upon the attainment of certain Company, team and individual performance goals. For Mr. Nordhoff, a cash bonus may be paid for 2007 pursuant to the Bonus Plan, subject to approval by the Company’s stockholders at the annual meeting.

(2)	Restricted stock awards were granted pursuant to the 2003 Incentive Award Plan. The awards have a four-year vesting schedule with 25% of the shares subject to each award vesting on each anniversary of the date of grant, subject to trading window restrictions.

(3)	Option grants were made pursuant to the 2003 Incentive Award Plan. The options vest and become exercisable on a four-year vesting schedule. Options vest 25% one year from the date of grant and 1/48 each month thereafter until options are fully vested.

(4)	Prior to November 16, 2006, the exercise price of grants was based on the closing market price of the Company’s common stock on the date immediately prior to the grant date, pursuant to the then-applicable provisions of the Company’s equity incentive plans. Effective November 16, 2006, the Company’s equity incentive plans were amended and the exercise price of all grants is now based on the closing price of the Company’s common stock on the date of grant.

(5)	The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column is the full grant date fair value of the awards determined in accordance with SFAS No. 123(R). The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal year-End

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the NEOs.

Outstanding Equity Awards At December 31, 2006

	Option Awards(1)				Stock Awards(2)
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number	or Payout
						Market	of Unearned	Value of
						Value of	Shares,	Unearned
	Number of	Number of			Number of	Shares	Units or	Shares,
	Securities	Securities			Shares or	or Units of	Other	Units or
	Underlying	Underlying			Units of	Stock	Rights	Other
	Unexercised	Unexercised	Option		Stock That	That	That	Rights
	Options	Options	Exercise	Option	Have Not	Have Not	Have	That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(3)	(#)	($)(4)

Henry L. Nordhoff	21,396	—	13.66	8/17/2010
	58,881	—	12.29	9/01/2011
	324,673	—	12.29	6/01/2012
	83,332	16,668	29.53	8/15/2013
	63,990	36,010	41.94	6/01/2014
	39,583	60,417	43.55	5/20/2015
	5,541	13,459	42.50	10/17/2015
	—	100,000	52.69	5/18/2013
					5,000	261,850	15,000	785,550
					7,500	392,775	12,500	654,625
					12,084	632,839	7,916	414,561
					20,000	1,047,400	—	—

Total	597,396	226,554			44,584	2,334,864	35,416	1,854,736

Herm Rosenman	18,097	—	13.66	6/11/2011
	6,562	—	12.29	9/01/2011
	23,672	—	12.29	6/01/2012
	42,957	9,000	29.53	8/15/2013
	14,062	10,938	36.59	9/13/2014
	5,833	14,167	42.50	10/17/2015
	—	20,000	49.29	8/15/2013
					5,250	274,943
					7,000	366,590

Total	111,183	54,105			12,250	641,533

Outstanding Equity Awards At December 31, 2006 — (continued)

	Option Awards(1)				Stock Awards(2)
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number	or Payout
						Market	of Unearned	Value of
						Value of	Shares,	Unearned
	Number of	Number of			Number of	Shares	Units or	Shares,
	Securities	Securities			Shares or	or Units of	Other	Units or
	Underlying	Underlying			Units of	Stock	Rights	Other
	Unexercised	Unexercised	Option		Stock That	That	That	Rights
	Options	Options	Exercise	Option	Have Not	Have Not	Have	That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(3)	(#)	($)(4)

Daniel L. Kacian, Ph.D., M.D.	36,749	—	13.66	8/17/2010
	9,544	—	12.29	9/01/2011
	14,707	—	12.29	6/01/2012
	58,332	11,668	29.53	8/15/2013
	28,125	21,875	36.59	9/13/2014
	8,750	21,250	42.50	10/17/2015
	—	32,000	49.29	8/15/2013
					7,500	392,775
					12,000	628,440

Total	156,207	86,793			19,500	1,021,215

Larry T. Mimms, Ph.D. †	3,787	—	12.29	6/01/2012
	34,662	11,668	29.53	8/15/2013
	14,062	10,938	36.59	9/13/2014
	10,208	24,792	42.50	10/17/2015
	—	25,000	49.29	8/15/2013
					7,500	392,775
					7,500	392,775

Total	62,719	72,398			15,000	785,550

Diana De Walt	22,916	27,084	48.81	2/01/2015
	7,291	17,709	42.50	10/17/2015
	—	27,000	49.29	8/15/2013
					5,250	274,943
					7,500	392,775

Total	30,207	71,793			12,750	667,718

R. William Bowen	575	—	12.29	6/01/2012
	30,641	7,146	29.53	8/15/2013
	14,062	10,938	36.59	9/13/2014
	7,291	17,709	42.50	10/17/2015
	—	30,000	49.29	8/15/2013
					5,250	274,943
					7,500	392,775

Total	52,569	65,793			12,750	667,718

Niall M. Conway	15,416	—	13.66	8/17/2010
	570	—	12.29	9/01/2011
	20,406	—	12.29	6/01/2012
	58,332	11,668	29.53	8/15/2013
	28,125	21,875	36.59	9/13/2014
	4,375	10,625	42.50	10/17/2015
	—	17,000	49.29	8/15/2013
					3,000	157,110
					4,500	235,665

Total	127,224	61,168			7,500	392,775

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	Options vest 25% one year from the grant date and 1/48 each month thereafter until options are fully vested.

(2)	Restricted stock awards vest over four years with 25% of the shares subject to each award vesting on each anniversary of the date of grant, subject to trading window restrictions.

(3)	Based on a closing stock price of $52.37 at fiscal-year end (December 29, 2006).

(4)	The aggregate market value of shares of Deferred Issuance Restricted Stock Awards that have vested, but have not yet been received/earned. Based on a closing stock price of $52.37 at fiscal-year end (December 29, 2006).

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2006, certain information regarding option exercises and stock vested during the last fiscal year with respect to the NEOs.

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)

Henry L. Nordhoff	74,000	3,060,944	17,916	911,385
Herm Rosenman	—	—	1,750	84,945
Daniel L. Kacian, Ph.D., M.D.	20,000	800,819	2,500	121,350
Larry T. Mimms, Ph.D. †	36,438	972,920	2,500	121,350
Diana De Walt	—	—	1,750	84,945
R. William Bowen	26,713	900,144	1,750	84,945
Niall M. Conway	6,500	280,077	1,000	48,540

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	The value is the difference between the option exercise price and the market price of the underlying shares multiplied by the number of shares covered by the option.

(2)	The number of shares of restricted stock for which the restrictions lapsed. For Mr. Nordhoff, these shares are comprised of Deferred Issuance Restricted Stock Awards that have vested, but not yet been received/earned.

(3)	The value is the fair market value of the underlying shares on the vesting date multiplied by the number of shares covered by the award.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than for Mr. Nordhoff pursuant to his employment agreement. Our Chief Executive Officer, vice presidents and other employees are eligible to participate in our 401(k) plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $6,600. All of our NEOs participated in our 401(k) plan during fiscal 2006 and received matching contributions.

Nonqualified Deferred Compensation

The following table shows for the fiscal year ended December 31, 2006, certain information regarding non-qualified deferred compensation benefits for the NEOs. A description of the material terms of the Company’s Deferred Compensation Plan is included in the CD&A portion of this proxy statement.

Nonqualified Deferred Compensation for Fiscal 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings	Withdrawals/	Balance
	in Last FY	Last FY	in Last FY	Distributions	at 12/31/06
Name	($)(1)	($)(2)	($)	($)	($)

Henry L. Nordhoff	441,824	—	70,166	—	530,850
Herm Rosenman	—	—	—	—	—
Daniel L. Kacian, Ph.D. M.D.	—	—	—	—	—
Larry T. Mimms, Ph.D. †	—	—	—	—	—
Diana De Walt	—	—	—	—	—
R. William Bowen	25,320	296	1,984	—	27,600
Niall M. Conway	—	—	—	—	—

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	This column includes amounts that were also reported as either “Salary” or “Non-Equity Incentive Plan Awards” in the “Summary Compensation Table.” These amounts have been earned during fiscal year 2006, but payment has been deferred until a future date.

(2)	The Company makes a matching contribution to restore any lost 401(k) matches due to IRS limitations in the Company’s 401(k) plan. To become eligible for the Company matching contribution, a participant must defer the maximum annual amount to the Company’s 401(k) plan. The Company contributed $300 to Mr. Bowen’s deferred compensation plan account in 2006, and the amount deposited ($296) was net of Medicare withholding.

Potential Payment Upon Termination or Change-in-Control

Post-termination benefits for our NEOs are established pursuant to the terms of their individual employment agreements. The following table sets forth the amount of payments to each of our NEOs based on an assumed termination: (i) other than for cause, or a termination for good reason, in each case on December 31, 2006 (listed below under “Severance”) and (ii) as a result of a change in control.

				Daniel L.
				Kacian,	Larry T.
	Henry L.		Herm	Ph.D.	Mimms,	Diana De	R. William	Niall M.
Compensation Component	Nordhoff		Rosenman	M.D.	Ph.D.†	Walt	Bowen	Conway

Severance
Salary	$1,290,000		$315,000	$363,000	$360,000	$276,000	$317,000	$334,000
Bonus	967,500		—	—	—	—	—	—
Life insurance	18,450		1,290	1,980	690	624	690	1,980
Outplacement Services	8,000		8,000	8,000	8,000	8,000	8,000	8,000
Medical Reimbursement	—	(1)	9,600	4,692	14,400	12,048	12,048	9,600

	$2,283,950		$333,890	$377,672	$383,090	$296,672	$337,738	$353,580

Change in Control
Salary	$1,935,000		$472,500	$544,500	$540,000	$414,000	$475,500	$501,000
Bonus	1,451,250		120,000	156,000	125,250	103,500	127,500	135,000
Life insurance	18,450		1,290	1,980	690	624	690	1,980
Outplacement Services	8,000		8,000	8,000	8,000	8,000	8,000	8,000
Medical Reimbursement	—	(1)	9,600	4,692	14,400	12,048	12,048	9,600
Gross-up on excise tax	—		—	—	—	—	—	—

	3,412,700		611,390	715,172	688,340	538,172	623,738	655,580

Automatic vesting
Stock options	1,422,083		579,635	920,040	760,854	354,367	603,040	768,972
Restricted stock	2,334,864		641,533	1,021,215	785,550	667,718	667,718	392,775

	$7,169,647		$1,832,557	$2,656,427	$2,234,744	$1,560,256	$1,894,495	$1,817,327

†	Effective April 16, 2007, Dr. Mimms and the Company entered into an agreement whereby Dr. Mimms resigned from his employment with the Company.

(1)	Under the terms of Mr. Nordhoff’s employment agreement, summarized below, since Mr. Nordhoff has reached age 65, he is entitled to receive up to $10,000 per year in medical reimbursement to cover medical and prescription expenses incurred but not covered by Medicare, regardless of the reason for the termination of the employment relationship.

Employment Agreements with Executive Officers

The Company entered into an Amended and Restated Employment Agreement with its Chairman, President and Chief Executive Officer, Henry L. Nordhoff, on March 1, 2007, which specifies the terms and conditions of his employment. The agreement states that Mr. Nordhoff’s base salary will be $645,000 for the term of the agreement, which amount can be increased annually by the Compensation Committee. The agreement also provides that Mr. Nordhoff’s salary may not be decreased during the term of the agreement. The term of the agreement is three years from May 17, 2006. Mr. Nordhoff’s target bonus will be 75% of his base salary, with the actual amount determined by the Compensation Committee. The agreement further provides that Mr. Nordhoff may receive an annual grant of options, restricted stock or other equity awards of the Company as determined by the Compensation Committee. The Company is required to provide Mr. Nordhoff with a term life insurance policy providing for payment of $1 million to his designated beneficiaries, a long term disability policy providing for payment at a rate of not less than $200,000 per annum and accidental death and disability insurance providing for a benefit of $400,000 (airplane) or $200,000 (automobile or walking) should Mr. Nordhoff suffer accidental death or disability during the term. Mr. Nordhoff is also eligible pursuant to the agreement to participate in the Company’s retirement, stock option, insurance and similar plans as in effect from time to time. After Mr. Nordhoff ceases employment with the Company for any reason and reaches age 65 (which he did this year), the Company will provide for up to $10,000 per year in medical reimbursement to cover medical and prescription expenses incurred but not covered by Medicare.

Mr. Nordhoff may terminate his employment with the Company at any time. In the event Mr. Nordhoff’s employment is terminated for reasons other than “cause,” or if he terminates his employment for “good reason” (each as defined below), Mr. Nordhoff will receive severance pursuant to the agreement in the form of 24 months salary continuation at his base salary rate in effect at the time of the termination, plus a pro rata portion of his targeted level bonus in the year of the termination and an amount equal to two times his targeted level bonus in the year of termination. If Mr. Nordhoff’s termination is in connection with a change in control (as defined in the agreement), he will receive severance in the form of a lump sum payment, payable within ten days of termination, equal to 36 months’ base salary, and an amount equal to three times his targeted level bonus in the year of the termination. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control.

The agreement also requires the Company, upon a termination without cause or for good reason, to provide continued health care coverage to Mr. Nordhoff and his eligible dependents without charge until the earlier of his 65th birthday or the first date that he is covered under another employer’s health benefit program providing substantially the same or better benefits and to pay premiums on life insurance obtained under the Company’s life insurance plan. After Mr. Nordhoff reaches age 65, which he did this year, the Company will provide for up to $10,000 per year in medical reimbursement to cover medical and prescription expenses incurred but not covered by Medicare. Further, upon a termination without cause or for good reason, Mr. Nordhoff’s will receive the costs of life insurance premiums for 24 months and outplacement services for six months.

The agreement also provides that if it is determined that any payment or distribution of any type to Mr. Nordhoff or for his benefit by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of its assets (within the meaning of Section 280G of the Code and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, then Mr. Nordhoff will be entitled to receive an additional “gross up” payment in an amount calculated to ensure that after Mr. Nordhoff pays all taxes (and any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, Mr. Nordhoff retains an amount of the gross-up payment equal to the excise tax imposed upon the total payments made to him. However, if the excise tax could be avoided by reducing the total payments by $10,000 or less, then the total payments would be reduced to the extent necessary to avoid the excise tax and no gross-up payment would be required under the agreement.

For purposes of the agreement, “good reason” means any of the following events that are not consented to by Mr. Nordhoff: (i) the removal of Mr. Nordhoff from his position as the Chief Executive Officer of the Company; (ii) a substantial and material diminution in Mr. Nordhoff’s duties and responsibilities; (iii) a reduction of Mr. Nordhoff’s base salary or target bonus percentage; (iv) the location of Mr. Nordhoff’s assignment on behalf of the Company is moved to a location more than 30 miles from its present location; (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the agreement; or (vi) a material breach by the Company of its obligations under the agreement after notice in writing from Mr. Nordhoff and a reasonable opportunity for the Company to cure or substantially mitigate any material adverse effect of such breach. In addition, “cause” means any of the following events: (i) any act of gross or willful misconduct, fraud, misappropriation, dishonesty, embezzlement or similar conduct on the part of Mr. Nordhoff; (ii) Mr. Nordhoff’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); (iii) Mr. Nordhoff’s misuse or abuse of alcohol, drugs or controlled substances and failure to seek and comply with appropriate treatment; (iv) willful and continued failure by Mr. Nordhoff to substantially perform his duties under the agreement (other than any failure resulting from disability or from termination by Mr. Nordhoff for good reason) as determined by a majority of the Board after written demand from the Board of Directors for substantial performance is delivered to Mr. Nordhoff, and Mr. Nordhoff fails to resume substantial performance of his duties on a continuous basis within 30 days of such notice; (v) the death of Mr. Nordhoff; or (vi) Mr. Nordhoff’s becoming disabled such that he is not able to perform his usual duties for the Company for a period in excess of six consecutive calendar months.

The Company also has entered into employment agreements with its other NEOs. Each agreement provides that in the event the executive’s employment is terminated for reasons other than “cause,” or if the executive terminates her or his employment for “good reason” (each as defined in the agreement), the executive will receive severance in the form of continued compensation, at the executive’s salary rate paid at the time of the termination plus costs of life insurance premiums, if any, for a period of 12 months. If the termination is due to a change in control (as defined in the agreement), the executive will receive severance in the form of a lump sum payment, payable within ten days of termination, equal to 18 months’ of such executive’s base salary, and an amount equal to 1.5 times the greater of the executive’s targeted level bonus in the year of the termination or the executive’s highest discretionary bonus in the preceding three years. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control.

Each executive also is entitled to receive COBRA benefits for the executive and eligible dependents until the earlier of one year following the executive’s termination date or the first date that the executive is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months.

Recent Events

On April 16, 2007, the Company entered into an agreement (the “Agreement”) with Larry T. Mimms, Ph.D., Executive Vice President, Research and Development, whereby Dr. Mimms resigned from his employment with the Company as of the date of the Agreement. Dr. Mimms joined the Company in 1994 and was appointed Executive Vice President, Research and Development in June 2005.

The Agreement provides that the Company will continue to pay Dr. Mimms’ current base salary (less applicable withholding taxes) through July 16, 2008. The Company will also provide Dr. Mimms and his eligible dependents with continued health care coverage until the earlier of (i) July 16, 2008 or (ii) the first date that Dr. Mimms is covered under another employer’s health benefit program providing substantially the same or better benefit options, without exclusion for any pre-existing medical condition. In addition, the Company will pay the premium for life insurance coverage selected by Dr. Mimms under the Company’s life insurance plan through July 16, 2008, subject to Dr. Mimms’ payment of the portion not contributed by the Company. The Company will also provide Dr. Mimms with transition support services through July 16, 2007 or, at Dr. Mimms’ option, $5,000 (less applicable taxes) in lieu thereof. Dr. Mimms is also entitled to compensation for his accrued but unused vacation, less applicable taxes.

The Company and Dr. Mimms have agreed that performance of the Agreement by the Company will satisfy all of the Company’s obligations to Dr. Mimms in connection with his employment.

Director Compensation

The following table shows for the fiscal year ended December 31, 2006, certain information with respect to the compensation of all non-employee directors of the Company.

Director Compensation for Fiscal 2006

	Fees Earned	Restricted
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation)		Total
Name	($)(1)	($)(2)	($)(3)	($)		($)

John W. Brown	37,731	8,899	454,861	—		501,491
Raymond V. Dittamore	48,124	11,876	178,651	—		238,651
Mae C. Jemison, M.D.	48,124	11,876	211,477	—		271,477
Armin M. Kessler	56,148	23,852	178,651	10,000	(4)	268,651
Gerald D. Laubach, Ph.D.(6)	34,294	5,953	19,566	—		59,813
Brian A. McNamee(7)	43,286	16,714	178,651	17,223	(5)	255,874
Phillip M. Schneider	50,134	29,866	178,651	—		258,651
Abraham D. Sofaer	40,134	29,866	178,651	—		248,651

(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	The amounts included in the “Restricted Stock Awards” column represent the compensation cost that was recognized by the Company in fiscal year 2006 related to awards of restricted stock granted during fiscal year 2006 and previous fiscal years determined in accordance with SFAS No. 123(R). The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts included in the “Options Awards” column represent the compensation cost that was recognized by the Company in fiscal year 2006 related to grants of options during fiscal year 2006 and previous fiscal years determined in accordance with SFAS No. 123(R). In May 2006, each director, other than Dr. Laubach who retired as of the 2006 annual meeting of stockholders, received an award of options to acquire 10,000 shares with grant value of $242,747 (10,000 shares multiplied by $24.2747).

(4)	Amount represents payments made to Mr. Kessler’s spouse, Ann C. Kessler, Ph.D., for her service as a member of the Company’s Scientific Advisory Board, upon which she has served since 2004. Prior to retiring in 1995, Dr. Kessler served for 25 years with Hoffman-La Roche in a number of management positions, including Director of International Project Management with responsibility for global project development decisions.

(5)	Amount represents actual travel costs incurred by Dr. McNamee’s spouse to attend the Company’s May 2006 Board of Directors meeting plus an amount to gross-up Dr. McNamee for the incremental tax liability associated with this travel expense being included as income. The Company requested that spouses of Board members attend the May 2006 meeting. The travel costs of other Board members’ spouses related to the May 2006 meeting was comparatively nominal.

(6)	Dr. Laubach retired from the Board and did not stand for re-election at our 2006 annual meeting of stockholders.

(7)	Dr. McNamee will depart from the Board and not stand for re-election as of the date of our 2007 annual meeting of stockholders.

Each non-employee director of the Company receives an annual retainer of $60,000, with a minimum of twenty percent of the annual retainer paid in the form of restricted common stock of the Company, if shares are then available for issuance under an equity incentive plan adopted by the Company. The twenty percent of the annual retainer received in the form of restricted common stock must be held until the director retires from the Board. In addition, directors may elect to receive the remainder of their annual retainer in the form of restricted common stock of the Company, subject to share availability. In 2006, non-employee directors elected to receive an aggregate of 2,721 shares of restricted common stock in lieu of cash compensation. Shares are granted as restricted stock awards under the 2003 Incentive Award Plan and the number of shares is determined based on the fair market value on the date of grant.

The Company pays an annual retainer of $20,000 to the Chairman of the Audit Committee and $10,000 to each of the chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Succession Planning Committee. In the fiscal year ended December 31, 2006, the total cash compensation paid to non-employee directors for service on the Board or committees of the Board was $357,975. An additional $81,414 was paid in January 2007 for director services rendered during the fourth quarter of 2006. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Upon joining the Board, non-employee directors receive an initial grant of options to purchase 20,000 shares of the Company’s common stock, if options are then available under an equity incentive plan adopted by the Company. The shares vest over three years with one-third of the shares vesting one year after the date of grant and the remainder of the shares vesting monthly thereafter over the following two years of services as a director. The exercise price of the options granted to the non-employee directors is equal to the fair market value of the Company’s common stock on the date of grant.

During the last fiscal year, the Company granted options to purchase 10,000 shares of our common stock to each non-employee director of the Company who had been in office for at least six months as of May 17, 2006, other than Dr. Laubach who retired as of the 2006 annual meeting of stockholders. The options were granted at an exercise price per share of $52.69, the fair market value of our common stock on the date of grant, for aggregate grants to non-employee directors of options to purchase 70,000 shares of common stock. The shares vest over one year at the rate of one-twelfth of the shares vesting monthly.

Related-Person Transactions Policy and Procedures

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information from directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To identify related-person transactions in advance, the Company’s legal department relies on information supplied by its executive officers and directors in the form of questionnaires.

In addition, pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Where a transaction has been identified as a related-person transaction, the Company’s legal department or management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for such review. The presentation typically includes a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

For purposes of our practices only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

CERTAIN RELATED PERSON TRANSACTIONS

In September 2000, the Company made a loan in the principal amount of $100,000 to Niall M. Conway, the Company’s Executive Vice President — Operations. The Company made this loan to Mr. Conway in order to assist him with the purchase of his initial residence in San Diego, California. This loan is evidenced by a promissory note which matures upon the earlier of (a) the sale of his residence, or (b) termination of his employment with the Company. The promissory note is secured by a Deed of Trust in favor of the Company. The loan by its original terms is not subject to interest.

The Company has entered into indemnity agreements with its directors and officers that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

In May 2006, the Company entered into a non-exclusive cross license agreement with a privately-held company that employs Mr. Dittamore’s adult son in a non-executive capacity as manager of business development. The privately-held company paid to Gen-Probe a $100,000 initial license fee in connection with the agreement and each party will pay royalties to the other in the event products are commercialized using the in-licensed technology.

The Company believes that all of the transactions described above were on terms at least as favorable to it as they would have been had the Company entered into those transactions with unaffiliated third parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gen-Probe stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Gen-Probe Incorporated, Attention: Investor Relations, 10210 Genetic Center Drive, San Diego, California 92121, or contact the Investor Relations Department at (858) 410-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

April 27, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to: Investor Relations, Gen-Probe Incorporated, 10210 Genetic Center Drive, San Diego, California 92121.

Appendix A

GEN-PROBE INCORPORATED
2007 EXECUTIVE BONUS PLAN

The Gen-Probe Incorporated 2007 Executive Bonus Plan (the “Plan”) is designed to motivate and reward certain executive officers of Gen-Probe Incorporated (the “Company”) to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

The Board of Directors of the Company (the “Board”) has adopted this Plan, effective with respect to bonus awards for Plan Years beginning on or after January 1, 2007, subject to approval of the Plan by the stockholders of the Company.

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.1 — Base Compensation.  “Base Compensation” of a Participant for a Plan Year shall mean the Participant’s regular base salary, excluding moving expenses, bonus pay and other payments which are not considered part of regular base salary, paid during such Plan Year.

Section 1.2 — Change in Control.  “Change in Control” shall have the meaning given to such term in the Incentive Award Plan.

Section 1.3 — Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 — Committee.  “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board consisting solely of two or more Directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Code.

Section 1.5 — Common Stock.  “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

Section 1.6 — Director.  “Director” shall mean a member of the Board.

Section 1.7 — Eligible Individual.  “Eligible Individual” shall mean the Company’s Chief Executive Officer and President and such other employees of the Company as the Committee may determine in its discretion.

Section 1.8 — Fair Market Value.  “Fair Market Value” shall have the meaning given to such term in the Incentive Award Plan.

Section 1.9 — Incentive Award Plan.  “Incentive Award Plan” shall mean the Gen-Probe Incorporated 2003 Incentive Award Plan, as amended and restated.

Section 1.10 — Paid Leave of Absence.  “Paid Leave of Absence” shall mean a period of time during which a Participant performs no duties due to an illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which the Participant is so paid or so entitled to payment by the Company, whether direct or indirect, but excluding vacation time.

Section 1.11 — Participant.  “Participant” shall mean any Eligible Individual selected by the Committee to receive a bonus award under the Plan.

Section 1.12 — Plan Year.  Each “Plan Year” shall run from January 1st through December 31st.

ARTICLE II.

BONUS AWARDS

Section 2.1 — Participants; Bonus Awards.  The Committee, in its discretion, may grant bonus awards under the Plan with regard to any given Plan Year to one or more of the Eligible Individuals. At the time a bonus award is granted pursuant to this Section 2.1, the Committee shall specify a bonus amount to be paid upon the achievement of the performance goals established in accordance Section 2.2, which bonus amount may be a specific dollar amount, or a specified percentage of the Participant’s Base Compensation for a Plan Year, subject to Section 2.4.

Section 2.2 — Performance Goals.  For each Plan Year with regard to which one or more Eligible Individuals is selected by the Committee to receive a bonus award under the Plan, the Committee shall establish in writing one or more objectively determinable performance goals for such bonus award, based upon one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings per share of Common Stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital; and

•	market share.

Depending on the performance criteria used to establish such performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a division or business unit. The Committee, in its discretion, may specify different performance goals for each bonus award granted under the Plan. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of determining whether and to what extent the specified performance goal has been achieved for the Plan Year; provided, however, that, subject to Section 2.3, the achievement of each performance criteria shall be determined in accordance with United States generally accepted accounting principles (“GAAP”) to the extent applicable.

Section 2.3 — Adjustments to Performance Components.  For each bonus award granted under the Plan, the Committee, in its discretion, may, at the time of grant, specify in the bonus award that one or more objectively determinable adjustments shall be made to one or more of the performance goals established under Section 2.2. Such adjustments may include or exclude one or more of the following:

•	items that are extraordinary or unusual in nature or infrequent in occurrence;

•	items related to a change in accounting principle;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the Plan Year;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP; and

•	any other items of significant income or expense which are determined to be appropriate adjustments.

The amount of any adjustment made pursuant to this Section 2.3 shall be determined in accordance with GAAP.

Section 2.4 — Award Limit.  The maximum aggregate amount of all bonus awards granted to a Participant under this Plan with regard to any Plan Year shall not exceed $3,000,000. For purposes of this Section 2.4, bonus award payments made in shares of Common Stock shall count against aggregate bonus award limit based upon the Fair Market Value of such shares on the date the bonus award payment is made.

Section 2.5 — Other Incentive Awards.  The Plan is not the exclusive means for the Committee to award incentive compensation to Participants and does not limit the Committee from making additional discretionary incentive awards.

ARTICLE III.

PAYMENT OF BONUS AWARD

Section 3.1 — Form of Payment.  Each Participant’s bonus award may be paid, at the option of the Committee, in cash, or in Common Stock or right to receive Common Stock (such as restricted stock or restricted stock units), or in any combination of cash and Common Stock or right to receive Common Stock (such as restricted stock or restricted stock units). Bonus award payments made in Common Stock shall be made in accordance with the provisions of the Incentive Award Plan.

Section 3.2 — Certification; Timing of Payment.  Prior to the distribution of any bonus award payment, the Committee shall certify in writing the level of performance attained by the Company (relative to the applicable performance goals determined pursuant to Section 2.2 (including any adjustments under Section 2.3)) for the Plan Year to which such bonus award relates. Bonus award payments will be made following the close of the Plan Year after the review and certification of bonus award payments by the Committee.

Section 3.3 — Negative Discretion.  The Committee, in its discretion, may reduce or eliminate the bonus amount otherwise payable to any Participant under a bonus award.

Section 3.4 — Terminations.  Except as provided in Section 3.5, if a Participant’s employment with the Company is terminated for any reason other than death or disability prior to payment of any bonus award payment, all of the Participant’s rights under the Plan shall terminate and the Participant shall not have any right to receive any further payments with respect to any bonus award granted under the Plan. The Committee, in its discretion, may determine what portion, if any, of the Participant’s bonus award under the Plan should be paid if the Participant’s employment has been terminated by reason of death or disability.

Section 3.5 — Change in Control.  If a Change in Control occurs after the close of a Plan Year, a Participant’s bonus award will be paid based on performance in relation to the specified performance goals. If a Change in Control occurs during the Plan Year, the Participant will be paid a bonus prorated to the effective date of the Change in Control and all performance goals will be deemed to be met at the greater of 100% of the performance goal or the actual prorated year-to-date performance. Notwithstanding anything to the contrary in Section 3.2, the payment of a bonus pursuant to this Section 3.5 shall be paid within 30 days of the effective date of the Change in Control. The Participant must be employed by the Company or its successor on the effective date of the Change in Control in order to receive a bonus payment pursuant to this Section 3.5.

ARTICLE IV.

SECTION 162(M) OF THE CODE

Section 4.1 — Qualified Performance Based Compensation.  The Committee, in its discretion, may determine whether a bonus award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the treasury regulations thereunder and may take such actions as it may deem necessary to ensure that such bonus award will so qualify.

Section 4.2  — Performance Goals.

(a) The Committee may, in its discretion, establish the specific performance goal or goals under Section 2.2 that must be achieved in order for a Participant to become eligible to receive a bonus award payment (including any specific adjustments to be made under Section 2.3). The performance goals (including any adjustments) shall be established in writing by the Committee; provided, however, that the achievement of such goals shall be substantially uncertain at the time such goals are established in writing.

(b) With respect to any bonus award which the Committee determines should qualify as performance-based compensation, the applicable performance goals described in Section 2.2 (including any adjustments to be made under Section 2.3) shall be established in writing no later than the 90th day following the commencement of the period of service to which the performance goals relate; provided, however, that in no event shall the performance goals be established after 25% of the period of service (as scheduled in good faith at the time the performance goals are established) has elapsed.

ARTICLE V.

ADMINISTRATION

Section 5.1 — Committee.

(a) The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom constitutes an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and the treasury regulations thereunder.

(b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 5.2 — Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

Section 5.3 — Determinations of the Committee or the Board.  All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any bonus award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 5.4 — Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in office. The Committee may act either by majority vote at a meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

ARTICLE VI.

OTHER PROVISIONS

Section 6.1 — Amendment, Suspension or Termination of the Plan.  This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, with respect to bonus awards which the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board or the Committee may modify the performance goals (or adjustments) applicable to any outstanding bonus award, to the extent such modification would cause the bonus award to fail to qualify as performance-based compensation.

Section 6.2 — Effective Date.  This Plan shall be effective upon approval by the Board (the “Plan Effective Date”), subject to stockholder approval. The Committee may grant bonus awards under the Plan at any time on or after the Plan Effective Date.

Section 6.3 — Approval of Plan by Stockholders.  This Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2007. In the event that this Plan is not so approved, this Plan shall cease to be effective and no payment shall be made with respect to any bonus award granted under the Plan.

Section 6.4 — Tax Withholding.  The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with a bonus award granted under this Plan.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GEN-PROBE INCORPORATED
      The undersigned hereby appoints Henry L. Nordhoff and Herm Rosenman, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gen-Probe Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at 10:00 a.m. on May 31, 2007 at Gen-Probe’s offices located at 10210 Genetic Center Drive, San Diego, CA 92121, or any adjournment thereof, with all powers which the undersigned would possess at the Annual Meeting.
      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, for proposal 2 and for proposal 3.
(Continued and to be marked, dated and signed, on the other side)
For the convenience of our Japanese stockholders, this proxy form is being produced in both English and Japanese. Please complete, sign and return only one proxy card in the language of your preference.

▲ FOLD AND DETACH HERE▲
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/gpro
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Only USA, Canada & Puerto Rico stockholders can vote via telephone.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope for stockholders in the USA, Canada and Puerto Rico.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report, 10K and Proxy Statement on the Investor Relations section of Gen-Probe’s website located at www.gen-probe.com
▼ [Japanese Translation of Proxy Card]▼

[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]

Please mark your votes as indicated in this example	☒

Proposals:

1.	To elect two directors for a three-year term to expire at the 2010 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:	FOR	AGAINST	ABSTAIN
	01 Mae C. Jemison, M.D.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	02 Armin M. Kessler	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the Gen-Probe Incorporated 2007 Executive Bonus Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐
4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]

[Japanese Translation
of Proxy Card]
http://www.proxyvoting.com/gpro
[Japanese Translation of Proxy Card]
[Japanese
Translation
of Proxy
Card]
[Japanese Translation
of Proxy Card]
1-866-540-5760
[Japanese Translation
of Proxy Card]
[Japanese
Translation
of Proxy
Card]

[Japanese Translation
of Proxy Card]
[Japanese Translation
of Proxy Card]

[Japanese Translation of Proxy Card]
[Japanese Translation of Proxy Card]
▼ [Japanese Translation of Proxy Card] ▼

[Japanese Translation of Proxy Card]	☒

[Japanese Translation of Proxy Card]

1.	[Japanese Translation of Proxy Card]	[Japanese	[Japanese	[Japanese
		Translation	Translation	Translation
		of Proxy	of Proxy	of Proxy
		Card]	Card]	Card]
	01 [Japanese Translation of Proxy Card]	☐	☐	☐
		[Japanese	[Japanese	[Japanese
		Translation	Translation	Translation
		of Proxy	of Proxy	of Proxy
		Card]	Card]	Card]
	02 [Japanese Translation of Proxy Card]	☐	☐	☐

		[Japanese	[Japanese	[Japanese
		Translation	Translation	Translation
		of Proxy	of Proxy	of Proxy
		Card]	Card]	Card]
2.	[Japanese Translation of Proxy Card]	☐	☐	☐
		[Japanese	[Japanese	[Japanese
		Translation	Translation	Translation
		of Proxy	of Proxy	of Proxy
		Card]	Card]	Card]
3.	[Japanese Translation of Proxy Card]	☐	☐	☐
4.	[Japanese Translation of Proxy Card]

[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]

[Japanese Translation of Proxy Card]